UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to ss.240.14a-12

FMC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FMC Corporation

Dear Stockholder:

It is my pleasure to invite you to attend the Company’s 2012 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 24, 2012, at 2:00 p.m. local time at the Top of the Tower, 1717 Arch Street, 50th Floor, Philadelphia, Pennsylvania. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report to you on the Company’s earnings, results and other achievements during 2011 and on our outlook for 2012. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

If you plan to attend the meeting, please send written notification to the Company’s Investor Relations Department, 1735 Market Street, Philadelphia, Pennsylvania 19103, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. If your shares are held by a bank, broker or other intermediary and you plan to attend, you must enclose with your notification evidence of your ownership, such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement. If you wish to vote at the meeting, please refer to the section of this proxy statement entitled “How to Vote” for specific instructions.

I look forward to seeing you on April 24th.

March 16, 2012

Sincerely,

Pierre Brondeau
President, Chief Executive Officer Chairman of the Board

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Notice of Annual Meeting of Stockholders

Tuesday, April 24, 2012

2:00 p.m.

Top of the Tower, 50th Floor, 1717 Arch Street, Philadelphia, Pennsylvania 19103

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

1.

Elect four directors in Class II, each for a term of three years; and elect one director in Class I with a remaining term of two years.

2.

Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012.

3.

Hold an advisory (non-binding) vote on executive compensation.

4.

Vote on a proposed increase in the number of authorized shares of the Company’s Common Stock.

5.

Consider and act upon a stockholder proposal, if properly presented at the Annual Meeting.

6.

Consider and act upon any other business properly brought before the meeting.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 THROUGH 4. THE BOARD RECOMMENDS A VOTE AGAINST DECLASSIFICATION OF THE BOARD, PROPOSAL 5.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 24, 2012:

The proxy statement and the annual report to security holders are available at www.fmc.com.

March 16, 2012

By order of the Board of Directors,

Andrea E. Utecht
Executive Vice President, General Counsel and Secretary

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Table of contents

I.	INFORMATION ABOUT VOTING	5
II.	THE PROPOSALS TO BE VOTED ON	7
PROPOSAL 1	Election of Directors	7
PROPOSAL 2	Ratification of Appointment of Independent Registered Public Accounting Firm	7
PROPOSAL 3	Advisory Vote on Executive Compensation	8
PROPOSAL 4	Increase in Authorized Shares of Common Stock	9
PROPOSAL 5	Stockholder Proposal	9
III.	BOARD OF DIRECTORS	12
Nominees for Director	12
Directors Continuing in Office	14
IV.	INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15
Meetings	15
Committees and Independence of Directors	15
Director Compensation	17
Corporate Governance	19
V.	SECURITY OWNERSHIP OF FMC CORPORATION	22
Management Ownership	22
Other Security Ownership	23
VI.	EXECUTIVE COMPENSATION	23
Compensation Discussion and Analysis	23
Executive Compensation Tables	28
Potential Payments Upon Termination or Change in Control	35
Compensation and Organization Committee Report	38
VII.	OTHER MATTERS	38
Section 16(a) Beneficial Ownership Reporting Compliance	38
Audit Committee Report	38
Expenses Relating to this Proxy Solicitation	39

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I.  INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors of FMC Corporation (the “Company” or “FMC”) is soliciting proxies for use at the Company’s 2012 Annual Meeting of Stockholders and any adjournments of that meeting. The Company first mailed this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2011 on or about March 16, 2012.

Agenda Items

The agenda for the Annual Meeting is to:

1.

Elect five directors;

2.

Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012;

3.

Hold an advisory vote on executive compensation;

4.

Vote on a proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 130 million to 260 million.

5.

Consider and act upon a stockholder proposal, if properly presented at the Annual Meeting; and

6.

Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of the Company’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on February 28, 2012. You will have one vote for each share of Common Stock. As of February 28, 2012, there were [X] shares of Common Stock outstanding.

How to Vote

You may vote in one of four ways:

•

You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;

•

You can vote by Internet;

•

You can vote by telephone; or

•

You can cast your vote at the Annual Meeting.

If you plan to cast your vote at the meeting, please send written notification to the Company’s Investor Relations Department, 1735 Market Street, Philadelphia, Pennsylvania 19103, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. In addition, if you hold your shares through a broker or bank and you wish to vote at the Annual Meeting, you must obtain a legal proxy from them authorizing you to vote at the Annual Meeting. We will be unable to accept a vote from you at the Annual Meeting without that authorization. If you are a registered stockholder and wish to vote at the Annual Meeting, in addition to the above attendance notification, you must provide proper identification as the stockholder of record at the registration desk, but no additional authorization will be required in order to cast your vote.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director, FOR Proposals 2 through 4, and AGAINST Proposal 5.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 5

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Vote Required for Action

Effective January 1, 2009, FMC’s Board of Directors amended the Company’s By-Laws to provide that directors shall be elected by a majority of the votes cast in an uncontested election. These actions reflect FMC’s dedication to maintaining the highest quality corporate governance practices and commitment to address stockholder concerns. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is a non-contested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2, 3 and 5 require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting, and adoption of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2 through 5, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the stockholder with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors, the advisory vote regarding executive compensation, the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock and the stockholder proposal are considered non-routine matters. In the event of a broker non-vote in the election of directors or with respect to Proposals 2, 3 or 5 at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted. In the event of a broker non-vote with respect to Proposal 4, relating to the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, the broker non-vote will have the effect of a vote against the Proposal inasmuch as adoption of that Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 20, 2012 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•

Sending a written notice to the Corporate Secretary of FMC;

•

Delivering a properly executed, later-dated proxy;

•

Attending the Annual Meeting and voting in person, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or

•

If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 20, 2012.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 6

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II.  THE PROPOSALS TO BE VOTED ON

Proposal 1  Election of Directors

The Company has three classes of directors, each having a term of three years. Class terms expire on a rolling basis so that, in general, one class of directors is elected each year. The Company’s By-Laws require that any increase in the number of directors be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Further, any additional director of any class elected to fill a vacancy resulting in an increase in that class holds office for a term that coincides with the remaining term of that class.

Nominees for Director

The nominees for director this year are Eduardo E. Cordeiro, Peter D’Aloia, C. Scott Greer, Paul J. Norris and William H. Powell. Messrs. D’Aloia, Greer and Norris are incumbent directors who are members of Class II, each of whose term expires at the 2012 Annual Meeting, and they have been nominated for re-election to Class II. Mr. Cordeiro, who was appointed to the Board of Directors in 2011 to fill a vacancy, has also been nominated for election to Class II. If elected, the Class II directors’ next term will expire at the 2015 Annual Meeting. Mr. Powell, who was appointed to the Board of Directors in 2011 to fill a vacancy, has been nominated for election to Class I. If Mr. Powell is elected, his term will expire in 2014, coincident with the expiration of the term of the current members of Class I. Information about the nominees and the continuing directors is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

Enrique J. Sosa, a director since 1999 and a member of Class I, will retire from the Board effective at the Annual Meeting on April 24, 2012. The Board extends its thanks to him for his counsel and service.

The Board of Directors recommends a vote FOR the election of Eduardo E. Cordeiro, Peter D’Aloia, C. Scott Greer, Paul J. Norris and William H. Powell to the respective classes of the Board of Directors as described above.

Proposal 2  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has approved KPMG LLP continuing to serve as the Company’s independent registered public accounting firm for 2012. For the years 2010 and 2011, KPMG’s fees, all of which were approved by the Audit Committee, were as follows:

($000)	2011	2010
Audit Fees (1)	2,743	2,789
Audit Related Fees (2)	297	164
Tax Fees (3)	749	714
All Other Fees (4)	355	280
TOTAL	4,144	3,947

(1) Fees for professional services performed by KPMG LLP for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Fees for services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits, any acquisition-related audit work, and attestations by KPMG that are required by statute or regulation.

(3) Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, and tax audit assistance.

(4) Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. For the years listed above, this work consists of tax filings for individual employees involved in the Company’s expatriate program.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 7

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Pre-Approval of Independent Registered Public Accounting Firm Services

The Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services not captured under the Pre-Approval Policy, or where actual fees exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee and to the Company’s Chief Financial Officer or his designate by the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer or his designate, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, subject to a $100,000 limit for each request, and provided that any such approval would then be reviewed by the full Committee at the next regularly scheduled meeting. Any such request exceeding that amount would require the approval of the full Audit Committee.

The Audit Committee has determined that the independence of KPMG LLP has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

Proposal 3  An Advisory

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires virtually all publicly-traded companies to permit their stockholders to cast a non-binding advisory vote on executive compensation paid to their executive officers named in this proxy statement (“named executive officers” or “NEOs”). This advisory vote on executive compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Organization Committee may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation and Organization Committee will evaluate whether any actions are necessary to address those concerns.

The Board and the Compensation and Organization Committee believe that the Company’s executive compensation programs and policies and the compensation decisions for 2012 described in this proxy statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and stockholders, (iii) align NEO pay with individual and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation and (v) assist the Company in retaining the NEOs as well as other senior leaders.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

The Board of Directors unanimously recommends a vote FOR the above resolution.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 8

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Proposal 4  Increase in Authorized Shares of Common Stock

The Board of Directors has approved a proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 130 million to 260 million. The proposed amendment would replace Section (a) of Article Fourth of the Restated Certificate of Incorporation with the following language:

“The total number of shares of stock which the Corporation shall have authority to issue is 265,000,000 shares, consisting of 260 million shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, without par value.”

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. Except as otherwise required by law or by a regulation of the New York Stock Exchange, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board of Directors (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s Common Stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of the Company’s Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Any newly authorized shares of the Company’s Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

The Board of Directors unanimously recommends a vote FOR the proposed amendment to increase the number of authorized shares of the Company’s Common Stock from 130 million to 260 million.

Proposal 5  Stockholder Proposal

The Board of Directors expects the following stockholder proposal (Proposal 5 on the proxy card and voting instruction card) to be presented at the Annual Meeting. The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, NY 10018, a holder of 138 shares of Common Stock, has submitted this resolution for consideration and action at the 2012 Annual Meeting.

Stockholder Proposal

RESOLVED, that shareholders of FMC Corporation urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

Stockholder’s Supporting Statement

“This resolution was submitted by the Nathan Cummings Foundation. The Harvard Law School Shareholder Rights Project represented and advised the Nathan Cummings Foundation in connection with this resolution.

The resolution urges the Board of Directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 9

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Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010 - June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•

Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•

Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•

Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•

Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.”

Board of Directors’ Statement in Opposition

The Company’s Board of Directors has given this proposal extensive consideration and is currently of the view that it is not in the best interests of the Company or its stockholders to elect the members of the Board on an annual basis.

The Board of Directors believes that its classified structure provides enhanced continuity and stability in the Board’s business strategies and policies. The Company’s Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes elected to three-year terms. Approximately one-third of the members of the Board of Directors are elected each year and the entire Board can be replaced in the course of three annual meetings of stockholders, all held within approximately two years. Under the current system, after each election, at least two-thirds of the Board of Directors will have had prior experience and familiarity with the Company’s business, which is beneficial for long-term strategic planning and oversight of the Company’s operations. This is particularly true for FMC, where all but one of the directors are independent directors, given the significant period of time that it takes for new directors to learn about the three distinct and diverse business segments of the Company. At the same time, the Company’s stockholders have an opportunity each year to vote on approximately one-third of the members of the Board of Directors and to shape the decision-making of the Board accordingly.

A classified Board of Directors also serves as an important tool for resisting an unsolicited takeover of the Company on terms that are not advantageous to the Company’s stockholders. The staggered system permits a more orderly process for directors to consider any alternatives to maximize stockholder value by encouraging those who may seek to acquire control of the Company to initiate such actions through the Board. Absent a classified Board of Directors, a potential acquirer could gain control of the Company by replacing a majority of the Board of Directors with its own slate of nominees at a single annual meeting by a simple plurality of votes cast, and without paying any premium to the Company’s stockholders.

The Board of Directors believes that its current classified structure does not come at the cost of directors’ accountability to the Company’s stockholders. Stockholders have an annual opportunity to express their approval, or disapproval, of the performance of the Board of Directors as each class stands for reelection. Furthermore, the fiduciary duties of directors to the Company and its stockholders do not depend in any way upon the length of their term in office.

Electing directors to three-year terms also enhances the independence of non-management directors by providing them with a longer term of office. The longer term provides a certain amount of autonomy from special interest groups who may have an agenda contrary to the Company’s long-term goals and objectives and those of a majority of stockholders. As a result, independent directors are able to make decisions that are in the best interests of the Company and its stockholders.

Although the Board acknowledges the trend in the declassification of public company boards of directors over the past decade, the Board believes that the arguments in favor of declassification are open to question. The “common wisdom” that a classified board structure is bad for stockholders has been questioned in academic studies.

A recent study conducted by business school professors provides evidence that the existence of a classified board may actually benefit stockholders in takeover situations and reaches a number of conclusions at odds with those in the studies cited by the Proponent. Namely:

•

Stockholders of companies with a classified board that are involved in a takeover transaction receive a larger proportional share of the total value gains relative to the gains to target shareholders of companies with a declassified board; and

•

Stockholders of companies with classified boards receive the same “cumulative abnormal returns” (CAR) in takeover transactions as do stockholders of companies with declassified boards. CAR is a statistical measurement of the premium received in a takeover transaction after factoring out the change in the broader market indices during the same period.

•

By providing a tool to assist the board of directors in resisting an unsolicited takeover, board classification may improve the relative bargaining power of companies on behalf of their stockholders.

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Companies with a classified board are acquired at an equivalent rate as companies with a declassified board, disproving the contrary suggestion that classified boards are systematically used by entrenched managers to defeat takeover bids.

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The CEOs of companies with a classified board that are acquired wind up working for the acquiror (as a director or manager) at a statistically equivalent rate as the CEOs of targets with a declassified board, disproving the suggestion that board classification facilitates self-dealing by incumbent managers in takeover situations.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 10

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See Thomas W. Bates, David A. Becher & Michael L. Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, 87 J.Fin.Econ. 656 (2008) (available at SSRN: http://ssrn.com/abstract=923408).

Another more recent scholarly article, Esteban L. Afonso and M. Babajide Wintoki, Explaining the Staggered Board Discount (October 4, 2011) (available at SSRN: http://ssrn.com/abstract=1927471), concludes that staggered boards do not cause a loss of firm value after adoption and goes on to refute a number of additional conclusions reached in the studies cited by the Proponent. This study states in part as follows:

“Empirical analysis that attempts to measure the cross-sectional relationship between firm value and staggered boards, without accounting for the underlying characteristics driving the choice to have a staggered board, will find a negative relationship. Such an analysis will conclude wrongly that staggered boards cause lower firm value when it is actually low firm value causing the presence of the staggered board.

It is even theoretically possible that staggered boards actually create value for shareholders by allowing managers to extract higher premiums from acquirers and preventing hostile bidders who make inadequate offers from successfully taking over the firm (DeAngelo and Rice, 1983; Stulz, 1988). Stein (1988, 1989) argues that anti-takeover provisions may also enhance firm value by making managers less myopic. According to Stein, managers under constant threat of replacement are likely to make choices that boost short-term earnings rather than maximize the long-run value of the firm. Staggered boards align managers’ incentives so that they pursue the latter.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. However, because the proposal is merely a recommendation to the Board of Directors and is not a binding stockholder proposal, its approval would not automatically result in the annual election of all directors. Elimination of the classified structure of the Board of Directors would require the amendment of the Company’s Restated Certificate of Incorporation, which requires the affirmative vote of 80% of all outstanding shares of common stock entitled to vote, following a recommendation from the Board of Directors. Although the Board of Directors would consider such an amendment in the event this stockholder proposal is approved, the Board remains subject to its fiduciary duty to consider independently whether it believes the declassification of the Board to be in the best interests of the Company and its stockholders generally.

In evaluating this proposal to declassify our Board, stockholders are encouraged to look at the history and performance of the Company, our record of creating stockholder value, the nature of our business and future growth opportunities, and our leadership structure. We believe that maintaining a classified board structure balances the need for stockholders to express their opinion on the Board’s performance, with the need for our directors to focus on the Company’s long-term success and maximize value for stockholders.

For the foregoing reasons, the Board of Directors recommends a vote AGAINST Proposal 5.

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III.  BOARD OF DIRECTORS

Nominees for Director

Class II—New Term Expiring in 2015

  Eduardo E. Cordeiro

Principal Occupation: Executive Vice President and Chief Financial Officer of Cabot Corporation, a global specialty chemicals and performance materials company

Age: 44

Director Since: 2011

Mr. Cordeiro has served as Executive Vice President and Chief Financial Officer of Cabot Corporation since 2009. He joined Cabot in 1998 and has held several corporate, business and executive management positions including General Manager of Cabot’s Fumed Metal Oxides and Tantalum businesses and Vice President of Corporate Strategy. Prior to joining Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group. Mr. Cordeiro brings extensive strategy, finance and chemical industry experience to the Board. He has developed corporate strategy experience working for The Boston Consulting Group and more specifically chemical industry strategy experience leading Cabot’s corporate strategy function for the last several years. He also brings deep financial experience having held multiple finance roles at Cabot over the last 12 years, including, most recently, the CFO position. Mr. Cordeiro also brings operational and chemical industry business experience to the Board having been General Manager for two of Cabot’s core specialty chemical businesses.

  Peter D’Aloia

Principal Occupation: Managing Director and member of the Board of Directors of Ascend Performance Materials Holdings, Inc., a producer of Nylon 66 and related chemicals

Age: 67

Director Since: 2002

Mr. D’Aloia has served as Managing Director and a member of the Board of Directors of Ascend Performance Materials Holdings, Inc. since June 1, 2009. From February 2000 until June 2008, Mr. D’Aloia served as Senior Vice President and Chief Financial Officer of Trane, Inc. (formerly American Standard Companies, Inc.). Prior to that, he was employed by AlliedSignal Inc. (now known as Honeywell), a diversified industrial company, most recently serving as Vice President-Strategic Planning and Business Development. He spent 28 years with AlliedSignal Inc. in diverse management positions, including Vice President-Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector. He is a member of the Boards of Directors of ITT Corporation and Wabco, Inc. Mr. D’Aloia’s significant financial and business experience resulting from senior executive and financial roles in large manufacturing operations, and service as a director of other public companies, make him eminently qualified to be a director of the Company and to serve as a financial expert on the Audit Committee.

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  C. Scott Greer

Principal Occupation: Principal, Greer and Associates, a private investment management firm

Age: 61

Director Since: 2002

Since June 2006, Mr. Greer has been a principal in Greer and Associates, a private investment management firm. Until June 2005, he was Chairman, President and Chief Executive Officer of Flowserve Corporation, a manufacturer of industrial flow management equipment. He served as Chairman from April 2000 and as its President and Chief Executive Officer from January 2000. Mr. Greer joined Flowserve Corporation in 1999 as President and Chief Operating Officer. In March 2005, without admitting or denying the SEC’s charges, Mr. Greer consented to the issuance by the SEC of an administrative order concluding that he caused Flowserve to violate the SEC’s periodic reporting requirements and Regulation FD, and he consented to the entry of a final judgment requiring him to pay a related $50,000 civil penalty. Prior to joining Flowserve, Mr. Greer was President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997. Mr. Greer served on the Board of Directors of Washington Group from 2002 to 2007. He was also a member of the Board of Directors of eMedicalFiles, Inc. Mr. Greer’s experience in senior executive roles, including as Chairman and CEO of a publicly-traded global manufacturing operation, as well as his service as a director of other public companies, enable him to make a significant contribution as a director of the Company.

  Paul J. Norris

Principal Occupation: Retired Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals

Age: 64

Director Since: 2006

Until May 2005, Mr. Norris served as Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals. Mr. Norris was actively engaged in W. R. Grace’s businesses for the six years prior to his retirement as Chief Executive Officer. He resigned as a member of W. R. Grace’s Board of Directors in February 2010. Mr. Norris joined W.R. Grace as President and CEO in November 1998 and became Chairman in January 1999. W. R. Grace filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in April 2001. Prior to joining W.R. Grace, Mr. Norris was at AlliedSignal Inc. (now known as Honeywell) for nine years and served as Senior Vice President and President, Specialty Chemicals, from 1997 to 1998; President, AlliedSignal Polymers Division from 1994 to 1997; and President, AlliedSignal Chemicals & Catalysts (formerly Fluorine Products Division) from 1989 to 1994. From 1981 to 1989, Mr. Norris served in various executive capacities with Engelhard Corporation (now a part of BASF Corporation), including President of Catalysts and Chemicals, Senior Vice President and General Manager of Catalysts, and Vice President and Business Director for Petroleum Catalysts. Mr. Norris has previously served on the Board of Directors of Borden Chemicals, Inc., Ecolab, Inc. and Nalco Holding Company. He is the Non-Executive Chairman of the Board of Directors of Sealy Corporation, and performs advisory services for Kohlberg Kravis Roberts & Co., currently the major stockholder of Sealy Corporation. As the former Chairman and CEO of a specialty chemical company and with over 30 years in the chemical industry, Mr. Norris has significant business experience relevant to the Company which makes him well qualified to serve as a director.

Class I—New Term Expiring in 2014

  William H. Powell

Principal Occupation: Retired Chairman and Chief Executive Officer of The National Starch and Chemical Company, a producer of specialty polymers, electronic and engineering materials, and specialty food ingredients

Age: 66

Director Since: 2011

Mr. Powell retired as Chairman and Chief Executive Officer of The National Starch and Chemical Company in 2006. He joined National Starch in 1976 and held numerous management and executive positions in the company. When National Starch was a subsidiary of the UK chemical company ICI PLC, Mr. Powell was an Executive Vice President and a director of ICI PLC. Prior to joining National Starch, he was with Novamont Corporation and Air Products and Chemicals, Inc., and served as an officer in the United States Air Force. He currently serves as a non-executive director for Granite Construction Incorporated and PolyOne Corporation. Mr. Powell’s deep background in the chemical industry, his global expansion and innovation systems experience, his extensive public company board service, and his role as a chief executive officer during periods of growth add great value to the Board of the Company.

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Directors Continuing in Office

Class I—Term expiring in 2014

  Edward J. Mooney

Principal Occupation: Retired Chairman and Chief Executive Officer, Nalco Chemical Company

Age: 70

Director Since: 1997

From March 2000 to March 2001, Mr. Mooney served as Délégué Général—North America, Suez Lyonnaise des Eaux. He was Chairman and Chief Executive Officer of Nalco Chemical Company from 1994 to 2000. He serves as a director of The Northern Trust Company, FMC Technologies, Inc., Cabot Microelectronics Corporation, and PolyOne Corporation. Mr. Mooney’s prior role as Chairman and CEO of a publicly-traded chemical company, as well as his service on a number of other public company boards, have provided him with valuable experience facing issues relevant to the Company.

  Vincent R. Volpe, Jr.

Principal Occupation: Chief Executive Officer and President of Dresser-Rand Group, Inc., an industrial equipment supplier

Age: 54

Director Since: 2007

Mr. Volpe is the Chief Executive Officer, President and a director of Dresser-Rand Group, Inc., a leading supplier of rotating equipment solutions to the worldwide oil, gas, petrochemical and process industries. He has served in those positions since his election in September 2000. Previously he served as Chief Operating Officer of Dresser-Rand Group, Inc. from 1999 until September 2000. Since joining Dresser-Rand in 1981, Mr. Volpe has held several diverse management positions. Most recently, he served as President, Turbo Products Division from 1997-1999; President-Europe from 1996-1997; Vice President and General Manager, Turbo Products Division-European Operations from 1993-1996; Executive Vice President, European Operations from 1992-93; Vice President, Marketing and Engineering, Steam & Turbo Products-European Operations. Mr. Volpe is currently a Trustee of St. Bonaventure University and an advisor to the Board of Directors of Archbishop Walsh High School (Olean, NY). In his current role as the CEO of a large manufacturing company and with his significant international experience, Mr. Volpe has the experience necessary to provide valuable oversight to the Company in the conduct of its business.

Class III—Term Expiring in 2013

  Pierre Brondeau

Principal Occupation: President, CEO and Chairman, FMC Corporation

Age: 54

Director Since: 2010

Mr. Brondeau was elected Chairman of the Company in October 2010. Before joining the Company as President and Chief Executive Officer in January 2010, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008. He is also a member of the Board of Directors of TE Connectivity and Marathon Oil Corporation. Mr. Brondeau’s current role as President, CEO and Chairman of the Company and his former senior executive positions in the chemical industry make him an important contributor to the Board.

  Dirk A. Kempthorne

Principal Occupation: President and CEO, American Council of Life Insurers

Age: 60

Director Since: 2009

Governor Kempthorne was appointed to his current position with the American Council of Life Insurers in November 2010. Prior to that, he served as the 49th United States Secretary of the Interior from June 2006 until January 2009. From January 1999 until his appointment as Secretary of the Interior, Governor Kempthorne served as the Governor of Idaho. He was also a United States Senator representing the State of Idaho from 1993 to 1999 and was the Mayor of Boise, Idaho from 1986 to 1993. Governor Kempthorne has been Chairman of the National Governors Association, Chairman of the Western Governors Association and President of the Council of State Governments. He also served as a member of the Homeland Security Task Force. Governor Kempthorne is a member of the Board of Directors of Olympic Steel. His lengthy experience in government, both on the federal and state level, makes Governor Kempthorne well qualified to serve as a director of the Company, which interfaces with numerous regulatory agencies in several facets of its operations.

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  Robert C. Pallash

Principal Occupation: President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer

Age: 60

Director Since: 2008

Mr. Pallash has served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer, since January 2008. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and exited in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999. Mr. Pallash serves on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation. Mr. Pallash’s international experience, particularly in Asia where the Company seeks to grow its business, enables him to bring significant value as a member of the Board.

IV.  INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings

During 2011, the Board of Directors held five regular meetings and one telephonic meeting. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served.

Committees and Independence of Directors

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee, and a Sustainability Committee.

The Audit Committee, Compensation and Organization Committee, and Nominating and Corporate Governance Committee are all composed of non-employee directors, each of whom has been determined by the Board to be independent on the basis set forth below. With the exception of the Chief Executive Officer, Mr. Brondeau, no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates

The Board has affirmatively determined that none of the non-employee directors has any material business, family or other relationship with the Company, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. Specifically, the independent directors are Messrs. Cordeiro, D’Aloia, Greer, Kempthorne, Mooney, Norris, Pallash, Powell, Sosa, and Volpe. In order to be considered independent by the Board, a director or nominee must meet the requirements set forth in the SEC and New York Stock Exchange (“NYSE”) rules regarding independence.

Messrs. Volpe and D’Aloia are executive officers of businesses that have engaged in transactions with the Company within the past three years. The Board has determined that none of these transactions, individually or in the aggregate, were material to either the Company or the other entity, and that the transaction amounts involved fall well below the thresholds established by the NYSE for determining independence. FMC’s purchases from Dresser-Rand Group, Inc., for which Mr. Volpe served as an executive officer, were $1,476,891 in 2009, $404,899 in 2010, and $373,430 in 2011. There were no FMC sales to Dresser-Rand Group, Inc. during that three-year period. FMC purchases from Ascend Performance Materials Holdings, Inc., for which Mr. D’Aloia served as an executive officer, were $53,751 in 2009, and there were no other transactions during the period 2009-2011. On that basis, the Board has concluded that Messrs. Volpe and D’Aloia meet the independence standards applied by the Board.

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Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•

Review the effectiveness and adequacy of the Company’s internal controls

•

Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10K and 10Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations

•

Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function

•

Review significant changes in accounting policies

•

Select the independent registered public accounting firm and confirm its independence

•

Review potentially significant litigation

•

Review federal income tax issues

•

Review the Company’s policies with respect to risk assessment and risk management

•

Review with management the Company’s earnings releases

•

Monitor the Company’s compliance with legal and regulatory requirements

•

Pre-approve audit and non-audit services provided by the independent registered public accounting firm

Members: Mr. D’Aloia (Chair), Mr. Cordeiro, Mr. Mooney, Mr. Pallash, and Mr. Volpe. The Board of Directors has determined that both Messrs. D’Aloia and Cordeiro meet the SEC requirements for an “audit committee financial expert” and all current members of the committee are “financially literate” as required by the NYSE. The Board has also determined that no current Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2011: 6

Compensation and Organization Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Organization Committee, including conducting an annual self-assessment. A copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee are discussed more fully in the Compensation Discussion and Analysis, and include, among other things:

•

Review and approve compensation policies and practices for senior executives

•

Review as necessary the Company’s compensation programs, policies and practices with respect to risk assessment

•

Establish the total compensation for the Chief Executive Officer

•

Review and approve major changes in the Company’s employee benefit programs

•

Approve Annual Incentive awards and equity awards and grants made under the Company’s Incentive Compensation and Stock Plan

•

Review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement

•

Review significant organizational changes and management succession planning

•

Recommend to the Board of Directors candidates for officers of the Company

•

Evaluate the Chief Executive Officer and oversee evaluation of management performance

Members: Mr. Mooney (Chair), Mr. Greer, Mr. Norris, Mr. Powell and Mr. Sosa (retiring in April 2012).

Number of Meetings in 2011: 3

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment. A copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•

Review and recommend candidates for director

•

Recommend Board of Directors meeting formats and processes

•

Oversee corporate governance, including an annual review of governance principles

•

Review and approve director compensation policies, including the determination of director compensation

•

Oversee Board of Directors and Committee evaluation procedures

•

Determine director independence

•

Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Greer (Chair), Mr. Cordeiro, Mr. D’Aloia, Mr. Kempthorne and Mr. Volpe.

Number of Meetings in 2011: 3

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Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. D’Aloia and Mr. Mooney.

Number of Meetings in 2011: The Executive Committee did not meet in 2011.

Sustainability Committee

The former Public Policy Committee has been reconstituted as the Sustainability Committee. Although a written charter has not yet been approved, the principal duties of this Committee are intended to include:

•

Monitor the Company’s sustainability initiatives, including goals and objectives and progress towards achieving same

•

Monitor the Company’s environmental responsibility, employee occupational safety and health, and process safety programs

•

Monitor the Company’s programs with regard to the American Chemistry Council’s Responsible Care® initiative

Members: Mr. Kempthorne (Chair), Mr. Norris, Mr. Pallash, Mr. Powell and Mr. Sosa (retiring in April 2012).

Number of Meetings in 2011: 1

Director Who Presides Over Executive Sessions

In accordance with the FMC Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Lead Director, Mr. Mooney, presides over these sessions. See the section below entitled “Board Leadership Structure” for additional information regarding the role of the Lead Director. In addition, see the section below entitled “Communicating with the Board” for procedures for communicating with Mr. Mooney.

Director Compensation

The table below shows the total compensation paid to each non-employee director who served on the Board during 2011.

Compensation Policy

The Company maintains the FMC Corporation Non-Employee Directors Compensation Policy (formerly the FMC Corporation Compensation Plan for Non-Employee Directors) to provide for the compensation described in the table below. The Nominating and Corporate Governance Committee is responsible for reviewing and approving director compensation. The Non-Employee Directors Compensation Policy is not applicable to directors who are also employees of the Company. Accordingly, Mr. Brondeau received no additional compensation for his service as a director. For a description of the compensation paid to Mr. Brondeau for his service during 2011 as our CEO, see below under the heading “Executive Compensation”.

Retainer and Fees

Currently, each non-employee director is paid an annual retainer of $75,000 or a pro rata amount for any portion of a year served. At least $26,250 of the annual retainer is paid in fully vested restricted stock units. The remainder is paid in quarterly installments in cash, or, at his/her election, the director may be compensated in additional restricted stock units. Restricted stock units paid in respect of the annual retainer are subject to forfeiture on a pro rata basis if the director does not serve for the full year in respect of which the retainer is paid. The forfeiture condition is waived in the event of a change in control of the Company or if the director’s service ceases due to his or her death or disability. Each non-employee director is reimbursed for reasonable incidental expenses. Each director who chairs a Committee is paid an additional $10,000 per year except the Chairman of the Audit Committee and the Chairman of the Compensation and Organization Committee, each of whom is paid $15,000 per year. Audit Committee members also receive an additional $5,000 annual retainer. The Lead Director is paid an additional $25,000 annual retainer.

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Annual Grant of Restricted Stock Units

Currently, each non-employee director also receives an annual grant of restricted stock units having a value of $100,000 on the date of grant. These restricted stock units vest at the Annual Meeting of Stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company. In addition, these restricted stock units will vest on a pro rata basis if the director dies before the Annual Meeting at which the units would have otherwise vested.

Payment of Vested Restricted Stock Units

A director is permitted to specify, prior to the year in which the restricted stock units are credited, the date upon which he/she wishes to receive payment in Common Stock of the fully vested restricted stock units. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, which policy is described below.

Other Compensation

Non-employee directors receive dividend equivalent rights on all restricted stock units awarded as part of their annual retainers and on any vested restricted stock units awarded as an annual grant. Such dividend equivalent rights are credited in the form of additional restricted stock units equal in value to the cash dividends paid to stockholders. No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans, including, but not limited to, the qualified and nonqualified pension plans. The Company supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $10,000 per year ($15,000 in 2012), to certain educational institutions, arts and cultural organizations, and conservation and civic organizations.

Director Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Company stock by directors. Currently, the policy provides that directors may not sell shares of Company stock at any time they do not hold at least five times the value of the director’s annual restricted stock unit grant. The Director Stock Ownership Policy requires that directors hold a minimum of five times the value of the new cash retainer, or $375,000. For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. Directors are not permitted to sell shares of Company stock, other than to satisfy tax liabilities triggered by Company equity grants, until they are within 5 years from mandatory retirement (a director’s mandatory retirement date is the date of the Company’s first Annual Meeting that occurs on or after the director’s attainment of age 72). If they have less than 5 years until mandatory retirement but at least 4 years, they may sell up to 20% of their shares of Company stock in excess of the “five times” threshold (their “excess shares”). If they have less than 4 years until mandatory retirement but at least 3 years, they may sell up to 40% of the excess shares they then hold. If they have less than 3 years until mandatory retirement but at least 2 years, they may sell up to 60% of the excess shares they then hold. Finally, if they have less than 2 years until mandatory retirement, they may sell any excess shares they then hold. The policy ceases to apply to a director once he or she ceases to serve as a director, and exceptions may be granted by the disinterested members of the Nominating and Corporate Governance Committee on a case by case basis. One such exception for long-service director Mr. Mooney was granted for sales in 2011 in connection with retirement planning requirements.

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DIRECTOR COMPENSATION TABLE 2011

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (2) (g)	Total ($) (h)
Patricia A. Buffler (3)	8,500	0	—	—	—	5,159	13,659
Eduardo E. Cordeiro	24,427	111,913	—	—	—	155	136,495
G. Peter D’Aloia	72,917	126,240	—	—	—	1,409	200,566
C. Scott Greer	63,208	126,240	—	—	—	960	190,408
Dirk A. Kempthorne	56,208	126,240	—	—	—	320	182,768
Edward J. Mooney	94,958	126,240	—	—	—	2,609	223,807
Paul J. Norris	3,000	175,059	—	—	—	7,441	185,500
Robert C. Pallash	8,000	175,059	—	—	—	4,033	187,092
William H. Powell	22,343	111,913	—	—	—	155	134,411
Enrique J. Sosa	25,500	175,059	—	—	—	5,564	206,123
Vincent R. Volpe, Jr.	12,500	175,059	—	—	—	3,153	190,712

(1) The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2011 computed in accordance with FASB ASC Topic 718. The grant date for Messrs. D’Aloia, Greer, Kempthorne, Mooney, Norris, Pallash, Sosa and Volpe was May 1, 2011 and the number of shares granted was based on a closing price of $88.28 as of April 29, 2011; the grant date for Messrs. Cordeiro and Powell was June 1, 2011 and the number of shares granted was based on a closing price of $81.51. The aggregate number of restricted stock units outstanding at fiscal year-end for each non-employee director is as follows: Mr. Cordeiro, 1,375; Mr. D’Aloia, 3,926; Mr. Greer, 2,413; Mr. Kempthorne 1,434; Mr. Mooney, 5,998; Mr. Norris, 14,875; Mr. Pallash, 8,800; Mr. Powell, 1,375; Mr. Sosa, 4,485; and Mr. Volpe, 7,169.

(2) This total includes the value of dividend equivalent rights, as well as Company charitable donations under the matching gifts plan, which are limited to $10,000 per director per year. Such matching gifts included: for Dr. Buffler, $4,500; and for Mr. Sosa, $4,000.

(3) Dr. Buffler retired from the Board of Directors at the 2011 Annual Meeting (April 26, 2011) and her restricted stock units were paid out in Common Stock at that time.

Corporate Governance

Communicating with the Board

Stockholders and any interested parties may communicate with the Board of Directors, the Lead Director, Mr. Mooney, or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103. All communications with the Board, the Lead Director or any individual director will be delivered as addressed.

Director Nomination Process

The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter. These qualifications include, among other things, integrity, business experience, stature in their field of endeavor, diversity of perspective, ability to reach thoughtful, independent and logical judgments on difficult and complex issues, and whether the candidate meets the independence standard described in the section above entitled “Committees and Independence of Directors”. In seeking candidates who possess diversity of perspective, the Nominating and Corporate Governance Committee considers candidates whose diversity is based on race, gender, industry experience, type of position held, or other board experience. The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of the nominees’ qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation. In accordance with the Company’s By-Laws, any stockholder nominations for election as directors at the 2013 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 24, 2013. All nominations must be sent to the Nominating and Corporate Governance Committee, care of the Corporate Secretary, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103. Directors appointed by the Board to fill a vacancy outside of the Annual Meeting are required, regardless of the term remaining in the class to which such director is assigned, to agree prior to such appointment to resign and stand for election by the stockholders at the Annual Meeting following the appointment.

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Attendance at Annual Meetings

The Company’s policy is that all directors are expected to attend the Annual Meeting of Stockholders. All incumbent directors attended the 2011 Annual Meeting.

Stockholder Proposals for the 2013 Annual Meeting

Stockholders may make proposals to be considered at the 2013 Annual Meeting. In order to make a proposal for consideration at the 2013 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides less than 70 days’ notice of public disclosure of the date of the 2013 Annual Meeting, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2013 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 16, 2012, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103.

Corporate Governance Documents

The Company’s website is located at www.fmc.com. The following corporate governance documents are posted on the Investor Relations page of the website:

Audit Committee Charter

Compensation and Organization Committee Charter

FMC Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles.)

Board Leadership Structure

Currently the positions of Chairman of the Board and Chief Executive Officer of the Company are combined. Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. When the positions are not separate, a Lead Director shall be appointed from among the independent directors. The Board has determined that the current Board structure, which combines the Chief Executive Officer and Chairman positions, and includes a Lead Director, best serves the interests of the Company and its stockholders. Combining the two roles allows for clear accountability, effective decision-making, alignment with corporate strategy, and continuity of leadership, while maintaining full engagement of the independent directors. As set forth in the Corporate Governance Principles, the responsibilities of the Lead Director under this structure include: serving as the liaison between the Chairman and the independent directors, advising on information sent to the Board, approving meeting agendas and schedules, calling meetings of the independent directors, and presiding at all meetings at which the Chairman is not present, including executive sessions. Edward J. Mooney was appointed Lead Director in July 2010 for an initial term of two years.

Board’s Role in Overseeing the Risk Management Process

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

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Code of Ethics and Business Conduct Policy

The Company has a Code of Ethics and Business Conduct Policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company website at www.fmc.com. The Company intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on its website.

Compensation and Organization Committee Interlocks and Insider Participation

The members of the Compensation and Organization Committee (“Committee”) are: Messrs. Mooney, Greer, Norris, Powell and Sosa (retiring in April 2012). All members of the Committee are non-employee directors, each of whom has been determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors.” No member of the Committee has been an officer or employee of the Company, and no executive officer of the Company has served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2011.

Related Party Transactions Policy

The Board of Directors Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy, and the corporate function responsible for applying the Policy and related procedures.

Under the Policy, “related parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company, and entities in which any of the foregoing have a substantial ownership interest or control. With respect to any transaction where a related party receives a benefit in excess of a de minimis amount of $5,000, the Policy requires that the transaction be pre-approved (or, if less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. The Policy also provides that any related party who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a director of the Company is an executive officer or significant stockholder, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s annual consolidated revenue or (ii) the greater of $1 million and 1% of the other entity’s consolidated revenue. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds where the director does not have a material interest, the transaction is not required to be pre-approved by the Audit Committee. Instead, the Audit Committee will review the transaction as soon as possible and will determine whether to either ratify or disallow the transaction. In the case of any such transaction associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

There were no related party transactions required to be approved or ratified by the Audit Committee under the Policy or disclosed pursuant to SEC rules. Notwithstanding the foregoing, please see information relating to non-material transactions within the past three years between the Company and the organizations of which Mr. Volpe and Mr. D’Aloia are executive officers, in the above section entitled “Committees and Independence of Directors”.

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V.  SECURITY OWNERSHIP OF FMC CORPORATION

Management Ownership

The following table shows, as of December 31, 2011, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on December 31, 2011 FMC Common Stock	Percent of Class
Pierre Brondeau (1)	120,083	*
Eduardo E. Cordeiro (2)	288	*
G. Peter D’Aloia (2)	26,698	*
W. Kim Foster (1)	119,706	*
C. Scott Greer (2)	19,928	*
Dirk A. Kempthorne (2)	3,250	*
Edward J. Mooney (2)	4,865	*
Paul J. Norris (2)	13,742	*
Robert C. Pallash (2)	7,667	*
William H. Powell (2)	2,288	*
Enrique J. Sosa (2)	8,526	*
Milton Steele (1)	161,464	*
Vincent R. Volpe, Jr. (2)	7,399	*
Andrea E. Utecht (1)	70,905	*
D. Michael Wilson (1)	100,262	*
All current directors, nominees and executive officers as a group—18 persons (1) (2)	786,766	1.1%

* Less than one percent of class

(1) Shares “beneficially owned” include: (i) shares owned by the individual; (ii) shares held by the FMC Corporation Savings and Investment Plan for the account of the individual as of December 31, 2011; (iii) restricted stock units; and (iv) shares subject to options that are exercisable within 60 days of December 31, 2011. Item (iii) includes restricted stock units which the holder has no power to vote or dispose of, but in respect of which the holder is entitled to a cash payment equal to the amount of any dividends paid by the Company on its Common Stock. These units, first granted in 2008, are: 97,559 for Mr. Brondeau, 15,029 for Mr. Foster, 13,041 for Mr. Steele, 7,916 for Ms. Utecht, 15,381 for Mr. Wilson; and 165,566 for all current executive officers as a group. Item (iv) includes options to purchase 48,960 shares for Mr. Foster; options to purchase 19,132 shares for Mr. Steele; options to purchase 21,498 shares for Ms. Utecht; options to purchase 41,529 shares for Mr. Wilson; and options to purchase 164,377 shares for all current executive officers as a group.

(2) Includes vested restricted stock units credited to individual accounts of non-employee directors (see section above entitled “Director Compensation”). The number of restricted stock units credited to directors included in the table above is as follows: Mr. Cordeiro, 288; Mr. D’Aloia, 2,793; Mr. Greer, 1,280; Mr. Kempthorne, 301; Mr. Mooney, 4,865; Mr. Norris, 13,742; Mr. Pallash, 7,667; Mr. Powell, 288; Mr. Sosa, 3,352; and Mr. Volpe, 6,036. Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company. The holders of these restricted stock units will be credited with additional restricted stock units having a value equal to the amount of any dividends paid by the Company on its Common Stock.

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Other Security Ownership

Based on available information, the persons listed below beneficially own more than five percent of the Company’s outstanding shares of Common Stock as of December 31, 2011:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Capital World Investors 333 South Hope Street Los Angeles, CA 90071, USA	7,905,000 shares	(1)	11.2%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,986,011 shares	(2)	8.5%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,878,081 shares	(3)	5.5%

(1) Based on a Schedule 13G filing dated February 10, 2012, as of December 30, 2011, Capital World Investors had sole voting power and sole dispositive power as to all the shares.

(2) Based on a Schedule 13G filing dated February 10, 2012, as of December 30, 2011, BlackRock, Inc. had sole voting power and sole dispositive power as to all the shares.

(3) Based on a Schedule 13G filing dated February 10, 2012, as of December 30, 2011, The Vanguard Group, Inc. had sole voting power as to 99,889 of such shares and sole dispositive power as to 3,778,192 shares.

VI.  EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

Compensation and Organization Committee

The Compensation and Organization Committee (“Committee”), composed entirely of independent directors, is guided by its charter to review and approve executive compensation policies and practices and to oversee their administration.

Committee Charter

The Committee’s Charter describes its duties, responsibilities and procedures. The Charter is available on-line at www.fmc.com under Corporate Governance. The Committee’s membership is determined by the Nominating and Corporate Governance Committee. In 2011, the Committee met three times.

The Committee establishes total compensation for the chairman, president and chief executive officer (“CEO”) annually at its February meeting. The Committee reviews and evaluates the performance of the CEO and develops base salary and incentive payment recommendations for the review and approval of the full Board of Directors. The CEO does not participate in Committee or Board discussions regarding his own compensation.

The Committee, with the input of the CEO, also establishes compensation for all the other NEOs listed in Column (a) of the Summary Compensation Table. Specifically, the CEO evaluates the performance of the other NEOs annually and makes recommendations to the Committee each February regarding the compensation of those other NEOs. The CEO’s input is particularly important in connection with base salary adjustments, the issuance of “Key Manager Awards” and the determination of Annual Performance Incentive (“API”) ratings as part of our Annual Incentive program, each as further described below. In each of these instances, the process starts with the CEO’s recommendation and that recommendation is afforded great weight by the Committee. The CEO participates in Committee discussions regarding other NEOs’ compensation. The Committee views the CEO’s significant role in the compensation process for other NEOs, and the deference afforded to his recommendations, as appropriate in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. That said, the Committee makes the ultimate determination regarding the compensation of each of the NEOs.

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The Committee Chairman provides a full accounting of the Committee’s decisions to the Board of Directors following each Committee meeting. All new Committee members are provided a comprehensive executive compensation guide to facilitate their transition to the Committee by enhancing their understanding of the Company’s executive compensation policies and practices.

The Committee recognizes its responsibility to maintain a competitive executive compensation program that will ensure the Company’s ability to attract, motivate and retain top talent while at the same time aligning the financial interests of the executives with stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy. The Company considers several measures of corporate performance, job performance and labor market dynamics in the design and administration of the NEO compensation arrangements described later in this section.

The Committee believes its compensation philosophy and the various components of its executive compensation program, when viewed objectively, ensure the necessary balance between the interests of stockholders and the need to reward executives appropriately for both short and long term financial and operational performance. Stockholders are given the opportunity to have a “say on pay” with an advisory vote, the results of which will be studied by the Board and its compensation consultant. Changes, if any, will be incorporated into the executive compensation program, when feasible to do so.

Compensation Consultant

Meridian Compensation Partners LLC (“Meridian”) has been engaged by the Committee as its expert advisor on matters of executive compensation.

Meridian provided the Committee with advice and counsel on a broad range of executive compensation matters. The scope of their services included, but was not limited to, the following:

•

Apprising the Committee of compensation-related trends and developments in the marketplace

•

Informing the Committee of regulatory developments relating to executive compensation practices

•

Providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation

•

Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking

•

Assessing the relationship between executive compensation and corporate performance

•

Recommending changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

FMC did not engage Meridian for any other consulting work in 2011.

Compensation Philosophy

As previously stated, the Company’s compensation program for NEOs is designed to attract, motivate and retain top talent, to pay for performance and to align the financial interests of the NEOs with those of the Company’s stockholders. In designing compensation arrangements for NEOs, the Committee has considered the importance of:

•

Balancing variable compensation components so that appropriate focus is put on achieving both short and long-term operating and strategic objectives

•

Motivating the NEOs to achieve desired financial and operational results using sound business judgment and without inappropriate risk taking

•

Ensuring that the achievement of key financial goals and strategic objectives is financially rewarding for the NEO.

The Committee believes that subjecting a significant percentage of total direct compensation (“TDC”) to performance conditions helps focus the executive on achieving key objectives that are important to delivering the performance expected by stockholders. The Committee has determined, based on an assessment of the Company’s executive compensation programs by its consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

Components of Executive Compensation

The components of the Company’s compensation program with respect to NEOs include base salary, an annual incentive and a long-term incentive. Together, these three elements comprise the NEOs’ TDC.

The Company relies on both industry surveys and analysis of proxy statements from peer companies (the “Market”) to benchmark the components of its NEO compensation and to validate TDC, including the appropriate mix of cash and equity, as well as NEO benefits and perquisites. Proxy statement data may not be reported for jobs that are direct comparisons to jobs held by the Company’s NEOs. In such cases, the Company relies more on the broader survey data to benchmark elements of executive compensation. The Company also believes that internal equity is an important and necessary consideration in valuing jobs. The Company benchmarks TDC so that performance at target delivers compensation at approximately the 50th percentile of the Market. The Company may, as a matter of policy, adjust individual components of TDC to align with its general executive pay philosophy as described in the preceding section. However, the Company does not adjust components of TDC based on the amount of compensation earned by an NEO in any prior period.

Below are peer companies from which proxy data was used in the most recent executive compensation study completed in October 2011. The peer group is reviewed for comparability at the time of each biennial executive compensation study. In 2011, the Committee approved the addition of Ashland, Inc., Airgas, Inc., Huntsman Corporation, Celanese Corporation and Sigma-Aldrich Corporation to ensure quality position matching and in recognition of continuing industry consolidation.

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Airgas, Inc.	International Flavors and Fragrances, Inc.
Albermarle Corporation	The Lubrizol Corporation
Ashland, Inc.	Nalco Holding Company
Cabot Corporation	Olin Corporation
Celanese Corporation	PPG Industries, Inc.
Chemtura Corporation	Rockwood Holdings, Inc.
Cytec Industries Inc.	Scott’s Miracle-GRO Company
Eastman Chemical Company	Sigma-Aldrich Corporation
Ecolab Inc.	The Valspar Corporation
Grace, (W.R.) & Company	Westlake Chemical Corporation
Huntsman Corporation

Base Salary

Salary ranges for NEOs are established based on similar positions in other companies of comparable revenue, size and complexity included in the Market. Performance levels from “needs improvement” to “outstanding” are delineated within the salary range structure and provide guidance for the administration of salaries.

The Company establishes base salary range midpoints at the 50th percentile of the Market. Salary ranges are expressed as grades with each grade having a range from 75% to 125% of midpoint. This structure allows the Company to differentiate in the delivery of base salary in accordance with its pay for performance philosophy.

Base salaries of the NEOs (except the CEO) are approximately 33-35% of TDC for the position. Mr. Brondeau’s base salary is approximately 18% of his TDC, at target, reflecting the greater emphasis of his job being placed on long-term strategic priorities and less on day-to-day operational issues. In 2011, the base salary for each NEO was a slightly smaller percentage of TDC than in previous years, reflecting increases in LTI compensation targets, which resulted from a benchmark study of peer group companies conducted by Meridian. This weighting of base salary relative to TDC is consistent with the Company’s compensation philosophy mentioned above, which emphasizes pay-at-risk for executives who are chiefly responsible for delivering short and long term financial results for stockholders.

Starting salaries are a function of an employee’s skills, experience, expertise and expected job performance. Subsequent salary adjustments for the NEOs (except the CEO) are based on job performance as assessed by the CEO who recommends the appropriate base salary to the Committee for their approval. The Committee itself determines any salary adjustment for the CEO. Base salary reviews are part of the broader compensation review that occurs at the February meeting of the Committee.

In 2011, the Committee approved a base salary increase for Mr. Brondeau of 5.6%. The Committee also approved the CEO’s recommendation for base salary increases of 5% for Messrs. Foster, Steele and Wilson and 7% for Ms. Utecht. (Salaries are set forth in Column (c) of the Summary Compensation Table.) These increases reflect the Company’s pay-for-performance philosophy. Each NEO’s performance in the prior year met or exceeded expectations for their major responsibility areas (“MRAs”). MRAs include, but are not limited to, financial management, customer relations, strategic planning and business development, operational excellence, staffing and talent management, performance management, and litigation management.

Annual Incentive

The Incentive Compensation and Stock Plan (“ICSP”), is a stockholder-approved plan designed to facilitate the grant of both short and long term incentives.

The Annual Incentive is a cash component of the ICSP that rewards NEOs for the achievement of key short-term objectives. It is designed to recognize and reward both individual and team achievement. The Committee reviews and approves the award design, performance measures and objectives. The Committee also reviews and approves the award results and payouts.

Annual Incentive targets are derived from prevailing Market data with consideration for internal equity. The Annual Incentive delivers at target, a cash payout that approximates the 50th percentile of the Market when objectives are met and a maximum of 2x target if objectives are exceeded. Annual Incentive compensation targets vary by position and are expressed as a percentage of base salary. For 2011, the Annual Incentive comprises 17-20% (at target) of the NEOs’ TDC. In 2011, the Annual Incentive for each NEO was a slightly smaller percentage of TDC than in previous years, reflecting increases in LTI compensation targets, which resulted from a benchmark study of peer group companies conducted by Meridian. The Committee believes this percentage provides a meaningful incentive for short-term performance. All NEOs received an Annual Incentive payment for performance in 2011 (see footnote (2) to Column (g) of the Summary Compensation Table). For the first 10 months of 2011, Mr. Brondeau had an Annual Incentive Target of 100% and Mr. Foster and Ms. Utecht had Annual Incentive targets of 55%. On November 1, 2011, based on a comprehensive study of executive compensation, the targets were raised to 105% of base salary for Mr. Brondeau and 60% of base salary for Mr. Foster and Ms. Utecht. These changes aligned their compensation (at target) with the Market median. Each of the other NEOs had an Annual Incentive target of 65% of base salary for the entire year.

The Annual Incentive is comprised of two components, a Business Performance Incentive (“BPI”) and an Annual Performance Incentive (“API”).

The BPI component is focused on key financial measure(s) such as net income, earnings before interest and taxes (EBIT) and working capital. The CEO recommends to the Committee appropriate financial measure(s) for the corporation and each business unit. Actual BPI performance for the corporation and each business unit is reviewed and approved by the Committee following its review of year end financial results. Details concerning the specific BPI measures for each NEO in 2011 are provided in the section entitled “Annual Incentive Awards” in the narrative below the Grants of Plan-Based Awards Table.

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The API generally consists of a set of non-financial objectives specific to each NEO. The API factors may, in part, be subjective and may include measures such as the successful execution of strategy and growth initiatives, assessing and responding to changing market conditions, improving operating efficiency and safety performance, talent management, litigation management, and making timely management changes. An NEO’s performance against each objective is graded on a scale of zero to 2.0 (with performance at target levels yielding a rating of 1.0). The relative importance of each of these factors is then weighted based on the importance of the strategic initiatives and operating requirements of each business or function. The resulting weighted index yields an overall API rating between zero and 2.0. The CEO establishes API measures and objectives for other NEOs and evaluates performance against the objectives. API measures for the CEO are approved, and his performance against these measures is evaluated, by the Committee. At the end of each year, each NEO completes a self-assessment on his or her progress in satisfying each of his or her API objectives. The relevant evaluators (the CEO in the case of the other NEOs and the Committee in the case of the CEO) are provided by management with these reports as well as such other information as they may require to determine the satisfaction of each API objective. The evaluators will consider the self-assessment reports, but they are in no way bound by them. Ultimately, the evaluators will make their own determinations as to the extent to which each API objective is satisfied. Insofar as an API objective is subjective in nature, the evaluators will apply their own judgment in determining the extent to which it has been satisfied. All NEO Annual Incentive awards are approved during the February meetings of the Committee and the Board. Details concerning the specific API measures for each NEO in 2011 are provided in the section entitled “Annual Incentive Awards” in the narrative below the Grants of Plan-Based Awards Table.

Long-Term Incentives

Long-Term Incentive (“LTI”) awards are also granted under the ICSP. LTI targets are derived from prevailing Market data with consideration for internal equity. The LTI award is designed to motivate, retain and directly link the NEOs’ long-term compensation with increases in stockholder value. The LTI target is based on position and is designed to deliver compensation at the 50th percentile of the Market. However, for better-than-Market performance, the LTI award can produce results that are above the LTI target. In 2011, the LTI targets for each NEO increased based on the results of a benchmark study of peer group companies conducted by Meridian. The Committee has broad discretion to approve the appropriate type(s) of LTI awards. For 2011, LTI compensation, at target, represents approximately 46-48% of TDC for NEOs other than Mr. Brondeau. Mr. Brondeau’s LTI is weighted at approximately 63% of TDC. This higher percentage for the CEO reflects the importance of his role in developing long-term strategic direction that creates sustainable stockholder value.

The Committee believes that LTI awards should compensate NEOs, in a meaningful way, for delivering sustainable long-term value to stockholders. LTI awards for the NEOs, except for the CEO, are recommended by the CEO and approved by the Committee. The LTI award for the CEO is recommended by the Committee and approved by the full Board of Directors. All LTI awards are approved during the February meetings of the Committee and the Board.

There is no set allocation between equity and cash for LTI awards. The Committee determines the allocation on a year-by-year basis. The Committee believes that a mix of equity and performance-based cash directly aligns the financial interests of NEOs and stockholders. In 2011, the LTI award was made up of one-third stock options, one third restricted stock units (paid in Common Stock when vested), and one third performance-based cash. In authorizing this mix of equity and cash, the Committee created incentives for higher levels of business performance (stock options and performance-based cash), and retention and ownership (restricted stock units) for the Company’s key executives. (See the Grants of Plan-Based Awards Table and Columns (e), (f) and (g) of the Summary Compensation Table.)

Generally, LTI awards are subject to forfeiture until the applicable vesting conditions are met, and LTI awards require continued Company service for a three year period (or a four year period in the case of a Key Manager Award, as further discussed below). However, participants age 62 and over, who are also eligible for early retirement, will vest in LTI equity awards (except for Key Manager Awards, which are subject to forfeiture upon retirement) on an accelerated basis at age 62 (or immediately upon grant, if the grant is received after age 62). Nevertheless, such participants are not entitled to receive the shares until they would have otherwise vested, except for an amount necessary to satisfy tax liabilities relating to the grant. Further, with respect to cash awards, participants age 62 and over who are also eligible for early retirement will be entitled to receive a pro rata portion of the cash award upon retirement, payable in a lump sum at the end of the three-year period.

Equity Awards

Annual Stock Option Grants

The Committee is the only party authorized to grant stock options to NEOs. The Committee’s practice is to grant stock options as part of the LTI awards to NEOs at its February meeting, subsequent to the release of the Company’s earnings for the previous calendar year. In determining the number of options required to meet the compensation level approved by the Committee for an NEO, the Company divides that portion of the LTI award value related to stock options by the fair value of the option based on a Black Scholes calculation using a 30-day average stock price for the period immediately preceding the February meeting of the Committee.

The exercise price of all stock option awards to NEOs is equal to the closing price of the Company’s stock on the date of grant, which is the same day the Committee approves the grants.

Restricted Stock or Restricted Stock Units

In determining the amount of restricted stock or restricted stock units required to meet the compensation level approved by the Committee for an NEO, the Company divides that portion of the LTI award value related to restricted stock or restricted stock units determined by the Committee for that year by a 30-day average stock price for the period immediately preceding the February meeting of the Committee.

Special Restricted Stock Grants (Key Manager Awards)

The Key Manager Award (“KMA”) is a restricted stock or restricted stock unit grant designed primarily as a recognition and retention program for outstanding management talent. While the Committee may also authorize the use of a KMA to attract key talent, most KMAs are issued in an effort to retain key management talent. The value of the KMA is established at a level that would be meaningful to the executive based on his/her compensation. Typically, these awards are approved for an executive only once during a four-year period. KMAs are generally subject to vesting over four years with no acceleration upon retirement. However, the Committee may choose to vary the vesting period based on its retention goals for a particular KMA recipient. In all other respects KMAs have the same characteristics as the restricted stock or restricted stock unit used as part of the LTI award, except that they remain subject to forfeiture upon retirement. KMAs are recommended by the CEO. The Committee may recommend a KMA for the CEO for approval by the full Board.

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During 2011, no KMAs were granted to any NEO.

Performance-Based Cash

The CEO may recommend a performance-based cash component as part of the annual LTI award. When used, performance-based cash is linked to a multi-year corporate performance measure recommended by the CEO. The measure and corresponding objectives are approved by the Committee. Details of the 2011 and previous performance-based cash awards are provided in the subsection entitled “Long-Term Incentive Awards - Performance-Based Cash” of the narrative following the Grants of Plan-Based Awards Table.

Potential Benefits Related to Change in Control or NEO Termination

The Company has entered into an executive severance agreement with each NEO that provides certain financial benefits in the event of a change in control. These are “double trigger” arrangements – i.e., severance benefits under these arrangements are only triggered by a qualifying event (see section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”) that also results in the executive’s termination of employment within 24 months of the event. Separately, in the event of a change in control (whether or not accompanied by the termination of an NEO’s employment), the NEO’s unvested LTI and KMA awards vest immediately. The Committee believes that the long-term interests of stockholders are best served by providing reasonable income protection for NEOs to address situations in which they may otherwise be distracted by their potential loss of employment. In addition, the Committee has approved benefit guidelines applicable to the NEOs in the event of the termination of their employment unrelated to a change in control, which are intended to provide reasonable transition assistance. The details of all such benefits are set forth in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”.

Pension Benefits

All NEOs, except Mr. Brondeau, are eligible for retirement benefits under (i) a qualified defined benefit plan (the “Qualified Plan”) available on a non-discriminatory basis to all employees hired before July 2007 who meet the service criteria; and (ii) a nonqualified defined benefit plan (the “Nonqualified Plan”), which is designed to restore the benefits that would have been earned under the Qualified Plan, absent the limits placed by the Internal Revenue Code. The details of these defined benefit plans are set forth in the Pension Benefits Table 2011 and the narrative that follows it.

Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Company stock by executive officers. The guidelines for stock ownership are expressed in multiples of two to five times the executive’s annual base salary.

The CEO ownership target is five times his base salary. The CFO has a target of three times his base salary. The other NEOs have ownership targets of two times their base salaries. These ownership guidelines are reviewed and, if necessary, adjusted every other year in conjunction with the formal market study of executive compensation. The most recent review of ownership guidelines occurred in October 2011, but that review did not result in any change to these guidelines.

Officers of the company, who are subject to ownership targets, have a period of up to five years from the date of their election or appointment to meet the guidelines. All NEOs are in full compliance with current ownership guidelines.

The Director Stock Ownership Policy is on page 18 of this proxy statement.

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE 2011

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1) (e)	Option Awards ($) (1) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	Change In Pension Value ($) (3) (h)	All Other Compensation ($) (4) (i)	Total ($) (j)
PIERRE BRONDEAU President, Chief Executive Officer and Chairman of the Board	2011	950,000	—	1,182,231	1,203,236	2,421,767	—	333,055	6,090,289
	2010	900,000		5,549,437	894,152	2,238,556	—	179,956	9,762,101
	2009	—		—	—	—	—	—	—
W. KIM FOSTER Executive Vice President and Chief Financial Officer	2011	599,576	—	283,824	288,851	835,936	752,796	53,565	2,814,548
	2010	571,463		491,933	255,119	929,348	949,268	55,342	3,252,473
	2009	551,250		192,781	194,801	409,941	1,048,926	52,443	2,450,142
MILTON STEELE President Agricultural Products Group	2011	516,810	—	224,459	228,464	816,720	779,311	47,201	2,612,965
	2010	492,200		437,642	200,190	874,721	856,151	55,734	2,916,638
	2009	460,000		177,538	179,429	459,231	1,047,038	59,200	2,382,436
D. MICHAEL WILSON President Specialty Chemicals Group	2011	451,479	—	206,633	210,317	482,977	328,558	52,816	1,732,780
	2010	429,980		662,010	184,265	833,709	236,135	48,879	2,394,978
	2009	422,931		163,450	165,165	187,396	200,522	72,735	1,212,199
ANDREA UTECHT Executive Vice President General Counsel and Secretary	2011	403,642	—	183,410	186,682	546,720	316,492	48,556	1,685,502
	2010	—		—	—	—	—	—	—
	2009	—		—	—	—	—	—	—

(1) There were no forfeitures of any of these awards during 2011. The amounts in these columns reflect the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718 for 2009, 2010 and 2011. See Note (14) to the Consolidated Financial Statements contained in the Company’s report on Form 10K for the year ended December 31, 2011 for the assumptions used in the valuations that appear in this column. The awards in column (e) are comprised of restricted stock units.

(2) For 2011, the totals listed in this column include amounts earned under the Incentive Compensation and Stock Plan as follows: (i) with respect to the Annual Incentive for 2011, for Mr. Brondeau, $1,843,990; for Mr. Foster, $629,392; for Mr. Steele, $626,504; for Mr. Wilson, $307,841; and for Ms. Utecht, $410,168; and (ii) with respect to the Performance-Based Cash component of the 2009-2011 Long-Term Incentive Award, for Mr. Brondeau, $577,777; for Mr. Foster, $206,544; for Mr. Steele, $190,216; for Mr. Wilson, $175,136; and for Ms. Utecht, $136,552.

(3) For 2011, the amounts listed in this column are attributable to changes in the pension values under the Company’s qualified and nonqualified defined benefit plans. Details of these defined benefit plans are set forth in the Pension Benefits Table 2011 and the narrative that follows.

(4) For 2011, the amounts stated in this column include: (i) with respect to the Company’s matching contribution to the FMC Corporation Savings and Investment Plan, for Messrs. Brondeau, Foster, Steele, Wilson and Ms. Utecht, $9,800; (ii) with respect to the Company’s matching contribution to the FMC Corporation Non-Qualified Savings and Investment Plan, for Mr. Brondeau $32,300; for Mr. Foster, $20,352; for Mr. Steele, $17,555; for Mr. Wilson, $15,424; and for Ms. Utecht, $19,541; (iii) with respect to the Company’s core contributions to the Qualified and Nonqualified Savings and Investment Plans, for Mr. Brondeau, $12,250 for the Qualified Plan and $119,400 for the Nonqualified Plan; (iv) with respect to dividends paid on unvested restricted stock and restricted stock units, for Mr. Brondeau, $55,157; for Mr. Foster, $8,671; for Mr. Steele, $8,503; for Mr. Wilson, $10,546; and for Ms. Utecht, $5,896. The amounts in this column also include the aggregate incremental costs for the following: for Mr. Brondeau, financial planning ($25,000), personal use of the Company airplane ($66,220), a golf club membership, and reserved parking; for Mr. Foster, executive long-term disability insurance, a golf club membership, and reserved parking; for Mr. Steele, financial planning and executive long-term disability insurance; for Mr. Wilson, financial planning, executive long-term disability insurance, a golf club membership and reserved parking; and for Ms. Utecht, financial planning, reserved parking and executive long-term disability insurance. The aggregate incremental cost for each of the foregoing perquisites and personal benefits that were quantified was calculated based on the full amount the Company paid for such benefit times the percentage of personal use not reimbursed to the Company.

The Summary Compensation Table lists all 2009, 2010, and 2011 compensation, as defined by the rules of the SEC, for the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers. The base salary, Annual Incentives, and Long-Term Incentives (consisting of stock options, restricted stock or restricted stock units, and a performance-based cash component), paid or awarded to these officers were determined by the Compensation and Organization Committee, as described in the Compensation Discussion and Analysis. The material terms of the Annual Incentive and Long-Term Incentive awards are described in the narrative to the Grants of Plan Based Awards Table. The material terms of the qualified and nonqualified defined benefit plans, which are the basis for the accruals reported in Column (h) of the Summary Compensation Table above, are described in the narrative to the Pension Benefits and Nonqualified Deferred Compensation Tables, respectively.

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GRANTS OF PLAN-BASED AWARDS TABLE 2011

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1) (2)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Pierre Brondeau								—	—	—
	N/A	0	*	957,917	*	1,915,834	*
	2/17/11	451,200	**	1,128,000	**	2,256,000	**
	2/17/11										14,458			1,182,231
	2/17/11											34,212	81.77	1,203,236
W. Kim Foster
	N/A	0	*	334,783	*	669,566	*
	2/17/11	108,320	**	270,800	**	541,600	**
	2/17/11										3,471			283,824
	2/17/11											8,213	81.77	288,851
Milton Steele
	N/A	0	*	335,927	*	671,854	*
	2/17/11	85,680	**	214,200	**	428,400	**
	2/17/11										2,745			224,459
	2/17/11											6,496	81.77	228,464
D. Michael Wilson
	N/A	0	*	293,461	*	586,922	*
	2/17/11	78,880	**	197,200	**	394,400	**
	2/17/11										2,527			206,633
	2/17/11											5,980	81.77	210,317
Andrea Utecht
	N/A	0	*	225,367	*	450,734	*
	2/17/11	70,000	**	175,000	**	350,000	**
	2/17/11										2,243			206,633
	2/17/11											5,308	81.77	186,682

(1) The actual amount of the Annual Incentive paid to the NEO with respect to 2011 is stated in footnote (2) to Column (g) of the Summary Compensation Table.

(2) The annual incentive awards, which are denoted by a single asterisk in this table, have possible payouts at any point from zero to the respective maximums shown; therefore no threshold is given. For the performance-based cash component for the 2011-2013 performance period, denoted by a double asterisk in this table, a zero payout is possible, with the first payout thereafter equal to .4 times the target; therefore the threshold shown represents that latter amount, although such amount is not a guaranteed amount. Please see the narrative below for further explanation of the awards and how they are calculated.

Each of the awards contained in the Grants of Plan-Based Awards Table above are granted under the Incentive Compensation and Stock Plan (“ICSP”), which is administered by the Compensation and Organization Committee (the “Committee”), in accordance with principles set forth in the Compensation Discussion and Analysis. The ICSP provides for annual, as well as long-term incentive awards. The material terms of these awards are as follows:

Annual Incentive Awards

The Annual Incentive, represented by the values marked with a single asterisk (*) in the table above, is a cash award comprised of two components, a Business Performance Incentive (“BPI”) and an Annual Performance Incentive (“API”). The BPI is a financial measure focused on key performance objectives such as net income, earnings before interest and taxes (“EBIT”) and working capital. In 2011, the approved BPI measure for Messrs. Brondeau and Foster and Ms. Utecht was net income from continuing operations. Also, Messrs. Steele and Wilson each had 20% of their BPI target based on this same measure. The balance of their BPI target was based on business unit EBIT and, in Mr. Steele’s case, working capital results. Where working capital is used as a BPI measurement, it carries a weight of 20-25% of the business unit BPI. The corporate net income target for 2011 was $408.3 million. Messrs. Steele and Wilson had BPI measures of EBIT growth for each of the businesses reporting to them and, in Mr. Steele’s case, working capital management for some of these businesses. The approved BPI measures for each NEO, the BPI targets for each NEO (with the exception of the working capital targets for Mr. Steele) and the weighting of each component of BPI are described below in the Business Performance Incentive Table.

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BUSINESS PERFORMANCE INCENTIVE TABLE 2011

Name	BPI Components	Target Performance (1)	Actual Results (2)	Percent of BPI Target	BPI Rating Component	Overall BPI Rating
Pierre Brondeau	Net Income from Continuing Operations	$408.3	$428.4	100%	2.00	2.000
W. Kim Foster	Net Income from Continuing Operations	$408.3	$428.4	100%	2.00	2.000
Milton Steele
Corporate	Net Income from Continuing Operations	$408.3	$428.4	20%	2.00
Agricultural Products	EBIT	$325.0	$353.7	60%	2.00
	Working Capital	†		20%	2.00	2.000
D. Michael Wilson
Corporate	Net Income from Continuing Operations	$408.3	$428.4	20%	2.00
Specialty Chemicals	EBIT	$204.0	$195.4	80%	0.57	0.856
Andrea Utecht	Net Income from Continuing Operations	$408.3	$428.4	100%	2.00	2.000

(1) The target performance signifies performance that will yield a BPI rating of 1.0.

(2) The levels of these BPI measures may differ from the amounts reported in our financial statements because the BPI measures are adjusted to exclude gains or losses attributable to (1) certain extraordinary and/or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (2) certain other items not reflective of operating performance (such as the impact of changes in currency exchange rates or changes in accounting principles). In 2011, however, these adjustments did not materially affect the amount of any NEO’s Annual Incentive Award.

† This information is both confidential and competitively sensitive and is therefore not disclosed.

While we have not disclosed the target and actual levels of certain BPI objectives marked with a single cross (†) in the table above, these BPI objectives, like all of our BPI objectives, were set such that the relative difficulty of achieving the performance levels was consistent with prior years: that is, the target level was designed to have a 50% probability of achievement, with a significantly greater than 50% probability of achieving a payout below target. Results achieved above target would require extraordinary efforts and result in a payout above target. During the period covered by the Summary Compensation Table, performance levels achieved were below target and above target, depending on the business units in question.

The API generally consists of a set of non-financial objectives specific to each NEO. The CEO’s 2011 APIs, as approved by the Committee, included objectives relating to safety, financial results, the five year plan (Vision 2015), people, investor relations, and business/function specific objectives. Mr. Brondeau’s principal accomplishments against these objectives which formed the basis for his API rating set forth in the Annual Incentive Calculation Table below include: implementing the “Hearts and Minds on Safety” awareness program and strong performance with regard to process safety; record financial results, including a 13% increase in EBIT and a 21% increase in earnings per share vs. 2010; continued strengthening the senior executive leadership team and implementing a process to address upcoming executive retirements; significant progress towards realizing Vision 2015 targets with respect to organic growth, external growth and returning cash to shareholders; increasing Wall Street analyst coverage and participation in multiple investor conferences; and implementation of business/function specific initiatives, including achieving targeted 2011 procurement savings. In addition, the CEO established API measures and objectives unique to each NEO as set forth below.

Mr. Foster’s APIs consisted of five objectives relating to: Vision 2015 objectives, in particular IT resource support for Vision 2015 and returning cash to shareholders; developing a tax planning strategy; strengthening investor support; supporting M&A initiatives; and meeting various financial targets. The principal accomplishments against these objectives which formed the basis for Mr. Foster’s API rating set forth in the table below include: completion of an IT plan consistent with Vision 2015 objectives; increasing the dividend, implementing a significant share repurchase program and completing two major refinancing initiatives; developing a very favorable tax strategy; increasing the holdings of long term investors and broadening sell-side analyst coverage; supporting four acquisitions and the establishment of two joint ventures; and meeting or exceeding nearly all financial targets.

Mr. Steele’s APIs consisted of four objectives related to the Agricultural Products business segment (APG). These objectives consisted of: achieving external growth through, among other things, access to third party products or technologies, developing products in adjacent spaces, and strategic alliances; enhancing APG’s global supply chain capabilities and performance; achieving an injury-free work environment; and leadership development and succession planning for APG. Mr. Steele’s principal accomplishments against these objectives which formed the basis for the API rating set forth in the table below include: acquisition of two new fungicides, access to two biological products, and formation of a joint venture for direct market access in Argentina; implementation of a global supply and demand planning tool, significant progress in APG’s global S&OP process (as audited by an independent auditor), progress against key metrics, and the addition of people with the requisite skills throughout the supply chain organization; elevated awareness of safety and focus on near-miss reporting throughout APG and strong performance with regard to process safety; and progress on succession planning and alignment of the leadership team. In addition, APG achieved its eighth consecutive year of record earnings.

Mr. Wilson’s APIs consisted of five objectives in the areas of safety, operational excellence, business development, sustainability, and external engagement. Mr. Wilson’s principal accomplishments against these objectives which form the basis for the API rating set forth in the table below include: record safety performance for the Specialty Chemicals Group (SCG) and implementation of a safety awareness program and safety training throughout the Company; improved reliability and volume variances, meeting of cost reduction targets, and execution of capital projects; acquisition of a natural colors business and undertaking necessary steps with regard to long-term capacity expansions; launching the Company’s sustainability program; and continuing to raise the Company’s profile in relevant communities. In addition, SCG achieved its sixth consecutive year of record earnings.

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Ms. Utecht’s APIs consisted of objectives relating to: providing cost-effective legal resources to support Vision 2015 initiatives, focus on international training in the Code of Ethics and Business Conduct and compliance generally, litigation management, meeting budget with respect to outside legal costs, and succession planning and development. Ms. Utecht’s principal accomplishments against these objectives which formed the basis for the rating set forth in the table below include providing significant legal support for six acquisitions/development agreements and two joint ventures and other strategic initiatives, establishing additional in-person training at international locations and facilitating regional training programs on specific compliance topics, managing litigation with minimal adverse consequences, meeting budget, and progress on staff development.

The overall API rating for each NEO consists of a weighted average of the results of his or her rating on each of his or her individual API objectives, and the resulting weighted index yields an overall API rating between zero and 2.0. Based on the evaluators’ determinations, as described above, in 2011, Mr. Brondeau achieved an overall API rating of 1.75; Mr. Foster achieved a 1.60; Mr. Steele achieved a 1.55; Mr. Wilson achieved a 1.50; and Ms. Utecht achieved a 1.40.

The weighting of the API and BPI components can vary from one business unit or functional area to another, reflecting the relative emphasis on business results vs. individual performance. Target payouts vary by position as a percentage of base salary. Specifically, for the first ten months of 2011, Mr. Brondeau had an Annual Incentive target of 100% and Mr. Foster and Ms. Utecht had Annual Incentive targets of 55%. On November 1, 2011, their targets were raised to 105% of base salary for Mr. Brondeau and 60% of base salary for Mr. Foster and Ms. Utecht (see discussion under Annual Incentive). The weighting for Messrs. Brondeau and Foster and Ms. Utecht was 70% BPI and 30% API. Each of the other NEOs had an Annual Incentive target of 65% of base salary with a weighting of 70% BPI and 30% API. By design, each NEO’s maximum payment is limited to two times their Annual Incentive target.

The actual Annual Incentive amounts earned in 2011 by the NEOs appear in footnote (2) to Column (g) of the Summary Compensation Table. Annual Incentive calculations are provided in the table below for each NEO in 2011.

ANNUAL INCENTIVE CALCULATIONS 2011

Name	(1) BPI Percent Of Target	(2) Weighted BPI Rating	(3) API Percent Of Target	(4) API Rating	(5) Target Incentive	(6) Actual Incentive ((1x2) + (3x4)) x 5)
Pierre Brondeau	70%	2.000	30%	1.75	957,917	1,843,990
W. Kim Foster	70%	2.000	30%	1.60	334,783	629,392
Milton Steele	70%	2.000	30%	1.55	335,927	626,504
D. Michael Wilson	70%	0.856	30%	1.50	293,461	307,841
Andrea Utecht	70%	2.000	30%	1.40	225,367	410,168

Long-Term Incentive Awards

Stock Option Awards

Stock options are a component of the LTI awards. They are nonqualified options which do not vest until the end of a prescribed period, which in general is approximately three years, at which time they vest in their entirety. The options have a term of ten years. Options are not transferable or assignable other than by will or the laws of descent in the event of death. Unvested options generally expire upon cessation of employment, except in certain circumstances. (See the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” for additional detail on the treatment of options subsequent to the cessation of employment.)

Restricted Stock or Restricted Stock Unit Awards

Restricted stock or restricted stock unit awards, when used as a component of the LTI awards, generally vest after three years. The recipient is entitled to receive dividend payments at a non-preferential rate during this period of restriction. Once the restriction expires, the shares, less any shares used to satisfy statutory tax withholding obligations, become freely transferable by the NEO. Unvested restricted stock or restricted stock units are generally cancelled upon cessation of employment, except in certain circumstances. (See the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” for additional detail on the treatment of restricted stock subsequent to the cessation of employment.)

Performance-Based Cash

Performance-based cash is also used as a component of the LTI awards. The performance- based cash component of an LTI award covers a three year cycle and will be paid out at the end of such cycle, provided performance targets are met and the NEO remains an employee of the Company for the entire performance period, except where cessation of employment is due to a change in control, death, disability, retirement on or after the age of 62, or termination not for cause. (See “Potential Payments Upon Termination or Change in Control” for additional detail.)

For the three-year period covered by the performance-based cash component for the 2009-2011 award, payout is based on a Total Shareholder Return (“TSR”) measure, determined with reference to an industry comparator group comprised of approximately 40 companies identified by the Committee’s independent executive compensation consultant. (This comparator group includes peer group companies used for purposes of compensation comparison, which are listed in the Compensation Discussion and Analysis, as well as other companies, so that there is a group large enough to enable meaningful and credible differentiation in performance.) TSR performance is calculated as a point-to-point measure from 2009-2011. In 2010, the Compensation and Organization Committee approved a partial LTI award for Mr. Brondeau for the award period 2009-2011. The performance-based cash component for Mr. Brondeau is based on a two year (2010 and 2011) calculation of TSR for the 2009-2011 partial award, measured against the same peer group, and reflecting both his time as CEO and the corresponding performance for those periods. (However, see footnote (1) of the Total Shareholder Return Table.)

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The values marked with a double asterisk (**) in the Grants of Plan-Based Awards Table are based on the Company achieving a relative performance measure of TSR at or above the 35th percentile (the threshold). For performance at the 35th percentile a payment equal to 40% of target will be made (no payment is made for performance at less than the 35th percentile). For performance at the 50th percentile (the target) a payout of one times target is made, and for performance at the 80th percentile or higher, a maximum payout of two times target is made.

Details concerning the calculation of the payment for the 2009-2011 award cycle are set forth below:

TOTAL SHAREHOLDER RETURN TABLE 2009-2011

Measurement Periods	TSR Performance	Peer Group Percentile	Target			TSR Rating
			0.0	1.0	2.0
3 Year TSR 2009 - 2011	89.12%	51.3%	35%	50%	80%	1.04
2 Year TSR 2010 - 2011 (Partial for Mr. Brondeau)	54.20%	76.4%	35%	50%	80%	1.04

TSR performance for the 2009-2011 cycle was approved by the Compensation Committee. Payments were authorized at 104% of the award target for all NEOs, including Mr. Brondeau, whose payout was reduced by the Committee, using its discretion to cap the results of his two-year award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2011

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (3) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Pierre Brondeau		36,496		57.27	2/18/2020	13,886	1,194,751
		34,212		81.77	2/17/2021	15,412	1,326,048
						53,803	4,629,210
						14,458	1,243,966
W. Kim Foster	14,796			31.28	2/23/2016	4,275	367,821
	12,526			37.39	2/15/2017	3,000	258,120
	10,917			55.75	2/21/2018	4,334	372,897
		10,721		44.44	2/19/2019	3,420	294,257
		10,413		57.27	2/18/2020
		8,213		81.77	2/17/2021
Milton Steele	9,257			55.75	2/21/2018	3,937	338,739
		9,875		44.44	2/19/2019	3,000	258,120
		8,171		57.27	2/18/2020	3,399	292,450
		6,496		81.77	2/17/2021	2,705	232,738
D. Michael Wilson	12,554			31.28	2/23/2016	3,678	316,455
	10,628			37.39	2/15/2017	3,176	273,263
	9,257			55.75	2/21/2018	6,000	516,240
		9,090		44.44	2/19/2019	2,527	217,423
		7,521		57.27	2/18/2020
		5,980		81.77	2/17/2021
Andrea Utecht	7,194			37.39	2/15/2017	2,825	243,063
	7,217			55.75	2/21/2018	2,881	247,881
		7,087		44.44	2/19/2019	2,210	190,148
		6,924		57.27	2/18/2020
		5,308		81.77	2/17/2021

(1) For the awards with an expiration date of 2/23/2016, the vesting date was 2/23/2009; for the awards with an expiration date of 2/15/2017, the vesting date was 2/15/2010; and for the awards with an expiration date of 2/21/2018, the vesting date was 2/21/2011.

(2) For the awards with an expiration date of 2/19/2019, the vesting date is 2/19/2012; for the awards with an expiration date of 2/18/2020, the vesting date is 2/18/2013; and for the awards with an expiration date of 2/17/2021, the vesting date is 2/17/2014.

(3) With respect to Mr. Brondeau’s award of 13,886, Mr. Foster’s award of 4,275 shares, Mr. Steele’s award of 3,937 shares, Mr. Wilson’s award of 3,678 shares, and Ms. Utecht’s award of 2,825 shares, the vesting date is 2/19/2012. With respect to Mr. Foster’s and Mr. Steele’s awards of 3,000 shares, the vesting date is 12/16/2012. With respect to Mr. Brondeau’s award of 53,803 shares, the vesting date is 1/1/2013. With respect to Mr. Brondeau’s award of 15,412 shares, Mr. Foster’s award of 4,334 shares, Mr. Steele’s award of 3,399 shares, Mr. Wilson’s award of 3,176 shares, and Ms. Utecht’s award of 2,881 shares, the vesting date is 2/18/2013. With respect to Mr. Wilson’s award of 6,000 shares, the vesting date is 12/16/2014. With respect to Mr. Brondeau’s award of 14,458 shares, Mr. Foster’s award of 3,420, Mr. Steele’s award of 2,705, Mr. Wilson’s award of 2,527 shares, and Ms. Utecht’s award of 2,210 shares, the vesting date is 2/17/2014.

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OPTION EXERCISES AND STOCK VESTED TABLE 2011

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired On Vesting (#) (d)	Value Realized On Vesting ($) (e)
Pierre Brondeau	0	0	6,943	563,424
W. Kim Foster	0	0	3,658	296,847
Milton Steele	50,868	2,708,468	10,740	874,912
D. Michael Wilson	10,000	574,635	16,147	1,316,049
Andrea Utecht	0	0	12,454	1,015,042

PENSION BENEFITS TABLE 2011

Name (a)	Plan Name (b)	Number Of Years Credited Service (#) (1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Pierre Brondeau	Qualified Plan	—	—	—
	Nonqualified Plan	—	—	—
W. Kim Foster	Qualified Plan	33.3	1,331,084	—
	Nonqualified Plan	33.3	5,965,148	—
Milton Steele	Qualified Plan	34.4	1,359,355	—
	Nonqualified Plan	34.4	5,343,971	—
D. Michael Wilson	Qualified Plan	14.2	306,749	—
	Nonqualified Plan	14.2	867,611	—
Andrea Utecht	Qualified Plan	10.5	440,420	—
	Nonqualified Plan	10.5	952,603	—
(1) All credited years of service are the actual years of service under the relevant plan.

Pension Plans

The FMC Salaried and Nonunion Hourly Employees Retirement Plan (the “Qualified Plan”) is a non-contributory defined benefit plan that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), as a tax-qualified plan. All NEOs participate in this plan with the exception of Mr. Brondeau who is not eligible to participate as the plan is closed to employees hired on or after July 1, 2007.

Under the Qualified Plan, an employee’s pension benefit is calculated based on credited company service and a final average year earnings (“FAYE”) formula, and the annual benefit payable is subject to a statutory cap of $195,000 for 2011 (“maximum benefit limitation” cap). FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary (see Column (c) of the Summary Compensation Table), Annual Incentive pay (see footnote (2) to Column (g) of the Summary Compensation Table) and certain other performance payments and is subject to a statutory cap of $245,000 for 2011 (“total earnings” cap). However, not included are stock option gains, other equity awards and long-term performance-based cash.

Normal retirement age is 65. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e. individual life annuity, joint and survivor annuity or level income option. All benefits under the Qualified Plan are paid as an annuity. The amounts reflected for the Qualified Plan in the Pension Table are actuarial present values of the single life annuity that would be payable at age 62 which is the earliest age an NEO can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Messrs. Foster and Steele and Ms. Utecht meet the age and service requirements to qualify for early retirement benefits as of December 31, 2011. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62. The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. At age 62 and older with a minimum of ten years credited service, there is no actuarial reduction in the benefit. Messrs. Foster and Steele and Ms. Utecht, having attained the requisite age and service requirements, would experience no actuarial reduction in their pension. The IRC limits the annual benefits that may be paid from a tax-qualified retirement plan as noted above, and the compensation that may be taken into account in calculating those benefits. The Company has adopted supplemental arrangements to restore the benefits earned under the qualified plan formula described above, but which could not be paid under the Qualified Plan due to the IRC limits.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 33

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The Salaried Employees Equivalent Plan (the “Nonqualified Plan”) is a non-contributory retirement restoration plan. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy. Messrs. Foster, Steele and Wilson and Ms. Utecht are participants in the Nonqualified Plan. These supplemental benefits are calculated using the same formula described above without regard to the IRC limits, less amounts payable under the Qualified Plan. The Nonqualified Plan amounts reflected in the Pension Benefits Table above are paid in a lump sum, six months following the employee’s retirement. There is no annuity option.

Actuarial assumptions used to determine the present value of the accumulated benefits under the Qualified Plan and Nonqualified Plan as of December 31, 2011 are as follows:

•

Present value of Qualified Plan benefit calculated as amount payable at the first unreduced age using 12/31/11 ASC 715-30 disclosure assumptions (4.95%, RP2000 projected with Scale AA to 2019) and reflecting discounting of present value back to 12/31/2011 using ASC 715-30 interest only (4.95%).

•

Present value of Nonqualified Plan benefit calculated as amount payable at first unreduced age using 12/31/11 ASC 715-30 lump sum assumptions (3.45%, 417e2012) and reflecting discounting of present value back to 12/31/11 using ASC 715-30 interest only (4.95%).

NONQUALIFIED DEFERRED COMPENSATION TABLE 2011

Name (a)	Executive Contributions in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)		Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (3) (f)
Pierre Brondeau	47,500	151,700	(4)	1,649	—	312,249
W. Kim Foster	29,979	20,352		78,574	—	1,788,743
Milton Steele	25,841	17,555		289,026	—	3,989,285
Michael Wilson	49,663	15,424		27,947	—	2,723,395
Andrea Utecht	36,677	19,541		(243)	9,985	842,859

(1) The amounts listed in this column are reported as compensation in the amounts stated in Column (c), Salary, of the Summary Compensation Table.

(2) The amounts listed in this column are reported as compensation in the amounts stated in Column (i), All Other Compensation, of the Summary Compensation Table.

(3) The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Brondeau, $103,950, for Mr. Foster, $320,103; for Mr. Steele, $960,831; for Mr. Wilson, $1,630,779, plus earnings on those amounts.

(4) In addition to the Company’s matching contribution of $32,300, Mr. Brondeau received nonqualified core contributions of 5% of compensation for his eligible earnings in excess of $245,000 in lieu of his participation in the Qualified and Nonqualified Plans, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $119,400.

The FMC Nonqualified Savings and Investment Plan (the “Nonqualified Savings Plan”) is a voluntary deferred compensation plan available to employees whose annual compensation exceeds $140,000. The Nonqualified Savings Plan mirrors the FMC Corporation Savings and Investment Plan (the “Qualified Savings Plan”), which is a tax-qualified savings plan under Section 401(k) of the IRC.

Participants in the Qualified Savings Plan are subject to certain contribution and earnings limits set under Sections 402(g) and 401(a)(17) of the IRC. The Nonqualified Savings Plan is used to facilitate the continuation of these contributions beyond the limits allowed under the Qualified Savings Plan. Employees may defer 1% to 50% of their base salaries and up to 100% of their annual incentive compensation. In 2011, the Company’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e. base salary and annual incentive paid in fiscal year 2011. In addition to the Company’s matching contribution, employees hired after July 1, 2007, who are not eligible to participate in the Qualified and Non-Qualified Plans, are entitled to receive employer core contributions under both the Qualified and Non-Qualified Savings Plans of 5% of eligible earnings.

Compensation deferred under the Nonqualified Savings Plan is deemed invested by the participant in his or her choice of more than 20 investment choices offered to all participants. All investments, except for the FMC Stock Fund, are mutual funds, and all investments may be exchanged by the participant at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur at the earlier of separation of service plus six months or at a designated time or interval set by the participant. Distributions may be in lump sum or installments as determined by the participant’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of ERISA. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 34

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Potential Payments Upon Termination or Change in Control

Change in Control Not Involving a Termination

In the event of a change in control (as described below) of the Company not accompanied by the termination of an NEO’s employment, the NEO’s unvested LTI awards (restricted stock and restricted stock units, stock options, and performance-based cash components) and KMAs (restricted stock or restricted stock units) immediately vest. The market values for each NEO’s unvested restricted stock, restricted stock units and stock option awards as of year-end 2011 are set forth in the relevant section of Column (b) of the table below. A value for each NEO’s unvested performance-based cash component as of year-end 2011 is also set forth in the relevant section of Column (b) of the table below, calculated as provided in footnote (11) to the table. In addition, if, upon a change in control, the NEO’s Annual Incentive is not yet fully earned and calculable, the Compensation and Organization Committee (the “Committee”) will determine the amount to be paid, which payment shall be made in a lump sum and shall not exceed the maximum payout for such Annual Incentive. As of December 31, 2011, each NEO’s 2011 Annual Incentive would already have been fully earned; such amounts are set forth in footnote (2) to Column (g) of the Summary Compensation Table.

Change in Control Involving a Termination

Under Executive Severance Agreements in effect in 2011 with each of the NEOs, if a change in control (as described below) of the Company occurs and if, within two years of that change of control, the employment of an NEO is terminated without cause or an NEO voluntarily terminates his or her employment because his or her duties, location, salary, compensation or benefits were substantially changed or reduced, then, in addition to the benefits described in the preceding paragraph, the NEO would be entitled to the other payments or benefits set forth in Column (b) of the table below. If all or any part of the benefits set forth in Column (b) are then subject to an excise or similar tax under Section 4999 of the IRC, the Company would pay to the NEO (other than the CEO) an additional cash amount to cover all such excise taxes. Mr. Brondeau is not entitled to an additional cash payment to cover any excise taxes.

In general, the following are considered to be a change in control: (a) a third party’s acquisition of twenty percent or more of the Company’s Common Stock; (b) a change in the majority of the Board of Directors; (c) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (d) the complete liquidation or dissolution of the Company.

Termination not for Cause Under Executive Severance Guidelines

The Company maintains Executive Severance Guidelines as approved and adopted by the Committee regarding the termination of NEOs and the payment of benefits to an NEO who is terminated for reasons other than death, disability, retirement, change in control or for cause. In the event of such a termination covered by the Guidelines, and subject to the discretion of the Committee, the NEO would be entitled to the payments or benefits set forth in Column (c) of the table below. Deviations from the Guidelines must be reviewed and approved by the Committee. Any NEO receiving payments or benefits pursuant to the Guidelines must sign a non-solicitation, non-compete and confidentiality agreement as a condition to the payment of any benefit under the Guidelines. By Letter Agreement dated October 23, 2009, Mr. Brondeau is entitled to severance payments equal to 24 months of base salary and 12 months of benefits continuation at active employee rates in the event of termination not for cause, which is consistent with the Guidelines.

Termination in the Event of Retirement

The table below also describes the benefits that an NEO would have received had he or she retired on December 31, 2011, provided such NEO were eligible to retire as of such date.

Termination Under Certain Other Circumstances

Death or Disability

In the event of termination upon death or disability, an NEO is eligible for benefits in programs available to US salaried employees generally, as well as a supplemental disability benefit (in the event of disability) and a surviving spouse benefit under the nonqualified deferred compensation plan (in the event of death). The supplemental disability benefit is an insured product intended to provide NEOs with additional disability benefits above the benefit level provided under the Company’s group disability plan. The supplemental plan, in conjunction with the Company’s group plan, will yield up to 70% of an NEO’s annual salary with a maximum monthly benefit of $25,000. In addition, such NEO’s outstanding unvested equity awards (restricted stock, restricted stock units and stock options) would vest immediately, with the stock option awards expiring no later than five years after such death or disability. The market value for each NEO’s unvested restricted stock, restricted stock units and stock option awards as of year-end 2011 is set forth in the relevant section of Column (b) of the table below. Further, any outstanding performance-based cash awards would remain in force, with payment contingent upon the applicable performance measures being met. A value for each NEO’s unvested performance-based cash component as of year-end 2011 is also set forth in the relevant section of Column (b) of the table below, calculated assuming a payout at target.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 35

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Resignation or Termination for Cause

In the event of the resignation of an NEO or termination for cause, all outstanding unvested equity awards (restricted stock, restricted stock units and stock options) and performance-based cash awards would be cancelled. If the NEO is terminated for cause, the vested stock option awards would expire immediately.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Benefit and Name (a)		Change in Control Involving a Termination (b)		Executive Severance Guidelines (c)		Retirement (3) (d)
Base Salary and Annual Incentive			(1)		(2)	N/A
	Pierre Brondeau	$8,140,485		$1,900,000
	W. Kim Foster	$3,565,605		$963,144
	Milton Steele	$3,311,768		$852,737
	D. Michael Wilson	$2,620,671		$769,365
	Andrea Utecht	$2,321,015		$645,826
Transition Benefits (4)						N/A
	Pierre Brondeau	$131,346		$131,346
	W. Kim Foster	$97,881		$97,881
	Milton Steele	$89,693		$89,693
	D. Michael Wilson	$84,835		$84,835
	Andrea Utecht	$78,812		$78,812
Restricted Stock Units			(5)		(6)
	Pierre Brondeau	$8,393,976		$5,337,238		N/A
	W. Kim Foster	$1,293,095		$786,066		$1,034,975	(7)
	Milton Steele	$1,122,048		$627,700		$863,928	(7)
	D. Michael Wilson	$1,323,381		$655,324		N/A
	Andrea Utecht	$681,093		$433,861		$681,093	(7)
Stock Options			(8)		(9)
	Pierre Brondeau	$1,196,075		0		N/A
	W. Kim Foster	$780,645		$445,994		$780,645	(10)
	Milton Steele	$673,618		$410,800		$673,618	(10)
	D. Michael Wilson	$620,058		$378,144		N/A
	Andrea Utecht	$516,688		$294,819		$516,688	(10)
Performance-Based Cash Component			(11)		(12)
	Pierre Brondeau	$2,516,855		$1,487,088		N/A
	W. Kim Foster	$707,200		$447,400		$447,400	(12)
	Milton Steele	$583,700		$378,700		$378,700	(12)
	D. Michael Wilson	$537,300		$348,600		N/A
	Andrea Utecht	$464,400		$295,033		$295,033	(12)
Health Benefits			(13)		(14)	N/A
	Pierre Brondeau	$50,895		$15,453
	W. Kim Foster	$78,838		$15,454
	Milton Steele	$59,386		$10,068
	D. Michael Wilson	$57,118		$15,102
	Andrea Utecht	$67,757		$15,453
Pension Enhancement			(15)			N/A
	Pierre Brondeau	0		N/A
	W. Kim Foster	$714,699		N/A
	Milton Steele	$640,677		N/A
	D. Michael Wilson	$181,553		N/A
	Andrea Utecht	$432,410		N/A
Excise Tax Gross Up				N/A		N/A
	Pierre Brondeau	0
	W. Kim Foster	0
	Milton Steele	0
	D. Michael Wilson	0
	Andrea Utecht	0
Total
	Pierre Brondeau	$20,429,633		$8,871,126		N/A
	W. Kim Foster	$7,237,963		$2,755,940		$2,263,020
	Milton Steele	$6,480,889		$2,369,698		$1,916,245
	D. Michael Wilson	$5,424,916		$2,251,369		N/A
	Andrea Utecht	$4,562,173		$1,763,804		$1,492,814

(1) With respect to base salary and annual incentive, the amount shown is equal to three times the sum of base salary plus annual incentive, calculated by using the higher of the target annual incentive award or the average of the actual annual incentive awards in the previous two years.

(2) With respect to base salary and annual incentive, the amount shown is equal to the sum of 12 months of base salary plus target annual incentive, except that for Mr. Brondeau, the amount is equal to 24 months of base salary.

(3) On December 31, 2011, Messrs. Foster and Steele and Ms. Utecht would be eligible for early retirement with an unreduced pension benefit (for those age 62 and older with ten years credited service). Messrs. Brondeau and Wilson would not be eligible to retire.

(4) The transition benefits consist of outplacement ($40,000), earned and accrued vacation (assuming one year’s entitlement accrued).

(5) The amount shown is the market value of the unvested restricted stock units based on the stock price on December 31, 2011.

(6) A prorated number of shares in respect of unvested restricted stock unit awards vests based on the amount of time left in the vesting period as of the date of termination and the amount shown is the market value of these restricted stock units based on the stock price on December 31, 2011.

(7) Upon normal retirement or early retirement at age 62 or older, all unvested restricted stock units remain in force, except unvested Key Manager Awards, which are cancelled. The amount shown is the market value of the unvested restricted stock units based on the stock price at December 31, 2011. Only Messrs. Foster and Steele and Ms. Utecht were eligible for such early retirement as of December 31, 2011.

(8) All unvested options vest immediately upon a change in control. The amount shown is the market value of the unvested stock options based on the difference between the exercise price and the stock price at December 31, 2011. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise.

(9) The NEO has the right to retain stock options that would have vested on their own terms within one year from the date of termination, with the right to exercise such options until twelve months after they vest, as well as the right to exercise vested options until twelve months after termination. The amount shown is the market value of these unvested options based on the difference between the exercise price and the stock price at December 31, 2011. Please note, however, that the ultimate value will depend on the stock price on the date of exercise.

(10) Upon normal retirement or early retirement at age 62 or older, all unvested options remain in force. Vested options, as well as any unvested options, remain exercisable until the earlier of the expiration date or five years following retirement. The amount shown is the market value of the outstanding unvested stock options based on the difference between the exercise price and the stock price at December 31, 2011. Please note, however, that the ultimate value will depend on the stock price on the date of exercise.

(11) The unvested performance-based cash is payable in a lump sum assuming a payout at target.

(12) Upon termination under the Executive Severance Guidelines, normal retirement, or early retirement at age 62 or older, a prorated portion of the performance-based cash awards vests. The value for this prorated portion is determined by the period of time left in the three year cycle as of the date of termination, illustrated above assuming a payout at target. In both cases this amount will be paid in a lump sum after the end of the normal three year cycle.

(13) Welfare benefits of health care, life insurance and disability insurance continue for three years. The amounts shown are the estimated cost to the Company for such benefits during the period.

(14) Health care benefits continue for 12 months. The amounts shown are the estimated cost to the Company for such benefits during the period.

(15) Three additional age/service years are credited under the Nonqualified Plan. The amounts shown are valued on an early retirement basis in cases where the NEO is not yet eligible for normal retirement.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 36

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In addition to the foregoing, each NEO would retain his or her vested options set forth in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table 2011, subject to the expiration provisions set forth in footnotes (8-10) above. Each NEO would also be paid his or her Annual Incentive for 2011 (see footnote (2) to Column (g) of the Summary Compensation Table), and the aggregate benefits accrued by the NEO in the nonqualified defined contribution plan set forth in Column (f) of the Nonqualified Deferred Compensation Table, payable in a lump sum or installments commencing six months after cessation of employment, or at a designated time or interval specified by the NEO. Further, each NEO with the exception of Mr. Brondeau, would be entitled to his or her accumulated benefit under the nonqualified defined benefit plan, payable in a lump sum at the later of six months after cessation of employment or attainment of age 55. For Messrs. Foster and Steele and Ms. Utecht, who are eligible for early retirement with an unreduced pension benefit, the present value of their benefits as of December 31, 2011 (assuming cessation of employment as of December 31, 2011 and payment in a lump sum) is $6,229,475 for Mr. Foster, $5,577,284 for Mr. Steele and $995,012 for Ms. Utecht. For Mr. Wilson, who is not currently eligible for early retirement, the present value of his benefit, as of December 31, 2011 (assuming cessation of employment on December 31, 2011 and payment of the lump sum upon attainment of age 55) is $604,603. These are the same nonqualified pension benefits disclosed above in the table entitled “Pension Benefits Table 2011”. The amounts described in this paragraph differ from the present values reflected in Column (d) of the Pension Benefits Table because, under applicable SEC rules, the Pension Benefits Table values are calculated using different interest rates and without regard to early retirement adjustments otherwise applicable under the plan.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 37

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Compensation and Organization Committee Report

This Compensation and Organization Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

Edward J. Mooney, Chairman

C. Scott Greer

Paul J. Norris

William H. Powell

Enrique J. Sosa

VII.  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC, initial reports of ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of forms filed with the SEC and information provided by Reporting Persons to the Company, it is believed that all Section 16(a) requirements were fully met by all Reporting Persons with respect to the year ended December 31, 2011, except that as a result of an administrative error, a Form 4 was filed one day late for Ms. Utecht to reflect a disposition of shares to satisfy a tax liability in connection with the vesting of previously granted restricted stock units.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met six times, including telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

•

Reviewed and discussed the audited consolidated financial statements with management and KPMG, the company’s independent registered public accounting firm;

•

Discussed with KPMG the matters required to be discussed by auditing standards that govern communications with audit committees;

•

Discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management;

•

Received the written disclosures and the letter from KPMG as required by The Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The preceding report has been furnished by the following members of the Audit Committee:

G. Peter D’Aloia, Chairman

Eduardo E. Cordeiro

Edward J. Mooney

Robert C. Pallash

Vincent R. Volpe, Jr.

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 38

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Expenses Relating to this Proxy Solicitation

The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Company stock and obtaining the proxies of those owners. The Company has not engaged a solicitation firm in connection with this proxy solicitation.

Andrea E. Utecht
Executive Vice President, General Counsel and Secretary

FMC CORPORATION – Notice of Annual Meeting of Stockholders and Proxy Statement – 39

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FMC CORPORATION
1735 MARKET STREET
PHILADELPHIA, PA 19103

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40335-P19786 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FMC CORPORATION

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

1. Election of four Directors (nominees 1a.-1d.) to serve in Class II for a three-year term expiring in 2015, and election of one Director (nominee 1e.) to serve in Class I for a two-year term expiring in 2014 as set forth in the Proxy Statement.

Nominees:	For	Withhold	Abstain
1a. Eduardo E. Cordeiro	☐	☐	☐
1b. Peter D'Aloia	☐	☐	☐
1c. C. Scott Greer	☐	☐	☐
1d. Paul J. Norris	☐	☐	☐
1e. William H. Powell	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐
3. Approval, by non-binding vote, of executive compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposal 4:	For	Against	Abstain
4. Amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 5:			
5. Stockholder proposal to eliminate the classification of directors.	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M40336-P19786

PROXY
FMC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints W. Kim Foster and Andrea E. Utecht, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held at 2:00 P.M., on Tuesday, April 24, 2012, at the Top of the Tower, 1717 Arch Street, 50th Floor, Philadelphia, Pennsylvania or any adjournments or postponements thereof.

If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a "Plan"), then the undersigned hereby directs the trustee of each Plan to vote all shares of FMC Corporation common stock in the undersigned's account under such Plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee, as to any other matter that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. **If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5. If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 20, 2012 how to vote these shares, or if you vote on some but not all proposals, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other employee plans, vote these shares in the trustee's discretion, except to the extent that the plan or applicable law provides otherwise.**

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE